As filed with the Securities and Exchange Commission on August 12, 2005

REGISTRATION NO. 333-121306

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOURCE ATLANTIC, INC.

(Name of Small Business Issuer in its Charter)

DELAWARE	8744	04-3552824
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Accord Park Drive

Rockland, MA 02370

(781) 871-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WILLIAM B. MCGOWAN, JR.

PRESIDENT, CEO AND DIRECTOR

SOURCE ATLANTIC, INC.

55 ACCORD PARK DRIVE

ROCKLAND, MA 02370

(781) 871-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTERED FEE
Common Stock, par value $.001 per share (1)	567,675	$.90	$510,907.50	$60.13
Total			$510,907.50	$60.13

(1)	Represents Selling Security Holders shares being sold to the public. The price of $.90 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

2

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED AUGUST 12, 2005

SOURCE ATLANTIC, INC.

567,675 SELLING SECURITY HOLDER SHARES OF

COMMON STOCK

Our selling security holders are offering to sell 567,675 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “ RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not listed on any recognized stock exchange. We intend to apply for a quotation for our common stock on the OTC Bulletin Board. We will commence this process after we have filed this registration statement. The approval for a quotation of our common stock on the OTC Bulletin Board can not occur until this registration statement is declared effective by the SEC.

This prospectus relates to the resale by the selling stockholders of up to 567,675 shares of common stock. The selling stockholders may not sell the stock at the prevailing market price or in negotiable transactions until the shares are quoted on the OTC Bulletin Board (or other specified market).

We will receive no proceeds from the sale of the shares by the selling stockholders.

The selling stockholders will sell their common stock at the price of $.90 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

The date of this prospectus is                 , 2005

i

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of Delaware on January 4, 2001. In 1995, William B. McGowan, Jr., our officer and director, incorporated William B. McGowan & Associates, a Massachusetts limited liability company based in Cohasset, Massachusetts. This company was a project planning and equipment procurement consulting firm. Bill McGowan was the President of William B. McGowan & Associates. After operating for several years, William B. McGowan & Associates acquired Renshell Hyman & Associates (“RHA”). William B. McGowan & Associates changed its name to Source Atlantic Corp Bill owned 100% of Source Atlantic Corp. Prior to being acquired by William B. McGowan & Associates, RHA was also a project planning and equipment procurement consulting firm. Based on this transaction, RHA is no longer in existence. Susan Lovaas and Lynn Pearson had an equity interest in RHA. RHA is not our subsidiary. Neither William B. McGowan & Associates, RHA nor Source Atlantic Corp. had legal or financial difficulties. As stated above, in January 2001, Mr. McGowan incorporated us in the State of Delaware. Mr. Gowan, Ms. Lovaas and Ms. Pearson received founders’ shares. Mr. McGowan received 1,513,333 shares (representing approximately 70% of the outstanding shares at the time of the transaction), Ms. Lovaas received 266,667 shares (representing approximately 12%) and Ms. Pearson received 166,666 shares (representing approximately 8%).

We specialize in the planning, forecasting, procurement and management of capital medical equipment, furniture and Information Technology for the healthcare and research industries. Our professional consulting services assist with capital equipment assessment, evaluation, design and coordination for either long-term projects or replacement projects. We offer a web based capital equipment planning and forecasting system (Hourglass) which allows clients to substantially lower project and capital equipment acquisition costs by providing a method to organize, streamline, and improve efficiencies of capital equipment forecasting and procurement. Our procurement services share in the savings provided to project owners by providing the best available prices through buying power and contracts developed by a dedicated capital equipment and healthcare-related business team.

On December 13, 2004, we undertook a 4 for 5 reverse stock split of our common shares. All information in this document reflects this stock split.

SUMMARY FINANCIAL DATA

The following selected financial data should be read in conjunction with the Financial Statements, including the related notes, and Management’s Discussion and Analysis or Plan of Operations contained in this Prospectus.

	Audited	Unaudited
	December 31, 2004	March 31, 2005
Balance Sheet Data:
Current Assets	$135,598	$267,943
Total Assets	342,448	453,811
Current Liabilities	577,039	660,986
Total Liabilities	1,528,284	1,618,018
Stockholders’ Deficit	$(1,185,836)	$(1,164,207)

	Audited	Audited	Audited	Audited
	Year Ended December 31, 2003	% of Revenue	Year Ended December 31, 2004	% of Revenue
Statements of Operations Data:
Consulting	$638,813	48.3%	$348,166	34.3%
Procurement	564,000	42.7%	658,500	64.9%
Licensing fees	119,338	9.0%	7,662	0.8%

Total Revenue	1,322,151	100%	1,014,328	100%
Operating Expense	1,343,190	101.6%	3,194,576	314.9%
Operating Loss	(21,039)	(1.6%)	(2,180,248)	(214.9%)
Net Loss	$(39,204)	(3.0%)	$(2,328,798)	(229.6%)

	Unaudited	Unaudited	Unaudited	Unaudited
	Three Months Ended March 31, 2004	% of Revenue	Three Months Ended March 31, 2005	% of Revenue
Statements of Operations Data:
Consulting	$108,027	43.4%	$90,452	26.6%
Procurement	141,000	56.6%	241,000	70.8%
Licensing fees	—	0.0%	9,000	2.6%

Total Revenue	249,027	100%	340,452	100%
Operating Expense	392,735	157.7%	338,383	99.4%
Operating Income/(Loss )	(143,708)	(57.7%)	2,069	0.6%
Net Loss	(144,671)	(58.1%)	(12,449)	(3.7%)

INDUSTRY AND MARKET DATA

Industry and market data and other statistical information used throughout this prospectus are based on internal company research, independent industry publications, government publications and other published independent sources. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and/or completeness.

WHERE YOU CAN FIND US

We are located at 55 Accord Park Drive, Rockland, Massachusetts 02370. Our telephone number is (781) 871-8500 and our facsimile number is (781) 871-1059.

SUMMARY OF THE OFFERING

Our selling security holders are offering 567,675 shares of our common stock. Until the shares of our common stock are quoted on the OTC Bulletin Board or listed on another exchange, the selling security holders may only sell their shares at the price of $.90 per share. Upon our shares being quoted on the OTC Bulletin Board or listed on another exchange, the selling security holders shares may be sold at prevailing market prices. We will receive no proceeds from the sale of the selling security holder shares. We presently have 4,602,913 shares issued and outstanding. We will pay all expenses related to this offering aggregating $50,000 and will not request reimbursement form the selling security holders.

On December 8, 2004, we converted 700,000 shares of preferred stock into 1,200,000 shares of common stock. Each share of preferred stock converted into 1.714 shares of common stock.

On December 13, 2004, we effectuated a 4-for-5 reverse split of our common stock.

Except where otherwise indicated, information in this prospectus gives retroactive effect to the reverse stock split as if it had occurred immediately prior to the date as of which such information is given.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Source Atlantic, Inc. and not to the selling shareholders.

WE HAVE A HISTORY OF INCURRING NET LOSSES; WE MAY NEVER ACHIEVE PROFITABILITY WHICH MAY CAUSE US TO SEEK ADDITIONAL FINANCING OR TO CEASE OPERATIONS

We have a history of operating losses and until the first quarter of 2005, have incurred net losses each year since inception. We had net operating profit of $2,069 and a net loss of $12,449 for the first quarter of 2005 and a net operating loss of $143,708 and a net loss of $144,671 for the first quarter of 2004. We had a net loss of $2,328,798 for the year ended December 31, 2004 and a net loss of $39,204 for the year ended December 31, 2003. Our cumulative losses through March 31, 2005 amount to $2,994,744 and we will need to generate additional revenue to achieve sustained profitability. There is no assurance we will be able to do so. It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. We intend to continue to fund operations through revenues, and if necessary, additional debt and equity financing that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2005. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

AS OR OUR MARCH 31, 2005 BALANCE SHEET DATE, WE HAD A STOCKHOLDERS DEFICIT AND WORKING CAPITAL DEFICIT THAT MAY NOT BE REMEDIED

Our working capital is limited and we are constantly challenged in executing our business plan. We had a working capital deficit of $343,093 at March 31, 2005, and continue to need cash for operations. As of June 13, 2005, our cash balance was approximately $1,350. We have historically satisfied our cash requirements through revenues, short term financings, issuance of common stock for cash and deferred salaries. As of March 31, 2005, we had a cash overdraft of approximately $8,900, total current assets of $267,943, total current liabilities of $660,986 and a stockholders’ deficit of $1,164,207. We may not remedy this situation in the near future. If we are unable to generate additional revenue we will need to raise additional capital to fund our operating expenses for 2005. Additionally, our working capital does not allow us to fund significant organic growth opportunities or to cope with unforeseen contingencies. Unless we are able to secure additional external financing, for which there can be no assurance, we could be constrained in pursuing our business strategy and new opportunities aggressively.

POTENTIAL LIABILITY FOR POSSIBLE VIOLATION OF SECTION 5 OF THE SECURITIES ACT; INTEGRATION OF FEBRUARY 2005 FINANCINGS WITH THIS OFFERING

In February 2005, we completed a private placement of 19,959 shares for consideration of $17,964, or $.90 per share of our common stock. We believe that these financings were exempt from registration under Regulation D of the Securities Act of 1933 (the “Securities Act”), however, an investor in such financings could take the position that these financings should be deemed to be integrated with this offering with the result that these financings would not have complied with Regulation D of the Securities Act. Such position might subject us to litigation with our attendant costs and risks. If it were determined that these financings should have been integrated with this offering, it would give rise, among other things, to the investors having a right of rescission and us having liability in connection with the February 2005 financings.

OUR OFFICERS AND DIRECTORS CONTROL APPROXIMATELY 67% OF OUR ISSUED AND OUTSTANDING SHARES AND, THEREFORE, CONTROL ALL SHAREHOLDER DECISIONS RESULTING IN THE REMAINDER OF OUR SHAREHOLDERS HAVING NO CONTROL OVER OUR CORPORATE ACTIONS

William B. McGowan, Jr., our officer and director, Chris Sanborn, our officer, Richard Propper, our director, and Kerry Propper, our director, beneficially own, in the aggregate, approximately 67% of our issued and outstanding shares. Therefore, these four individuals will be in a position to exert actual or effective control over our business and operations, including the election of all of our directors and approval of significant corporate transactions. The remainder of our shareholders will have no control over our corporate actions.

THE ABSENCE OF CASH IN OUR BANK ACCOUNT CAN RESULT IN THE CESSATION OF OUR OPERATIONS DUE TO THE FACT THAT WE CAN NOT PAY OUR EMPLOYEES’ SALARIES AND ACCOUNTS PAYABLE IN A TIMELY BASIS

At March 31, 2005 (our balance sheet date in our financial statements), we had a cash overdraft of approximately $8,900. At December 31, 2004, we had a cash balance of $1,389. There are numerous negative ramifications to having nominal or no cash on hand. Specifically, this can cause us to lose our employees for failure to pay salaries on a timely basis. In addition, we may not be able to pay our accounts payable, which may result in lawsuits. . Historically, our executives have deferred salaries in times of limited cash and employees and accounts payable have been paid on a timely basis. As of August 11, 2005, our cash on hand was $603,829.

WE HAVE A CONCENTRATION OF REVENUE FROM A SELECT NUMBER OF CUSTOMERS

Given the nature of our contracts, revenues attributable to specific customers are likely to vary from year to year, and a significant customer in one year may not be a significant customer in a subsequent year. In order to reach our growth objectives, we will be required to seek contracts from new domestic and international customers as well as additional orders from existing customers. A significant decrease in demand by or the loss of one or more major customers without significant increases in orders from new customers could have a material adverse effect on our results of operations and financial condition. For the years ended December 31, 2003 and 2004, our two largest customers accounted for approximately 70% and 67% of our total revenues, respectively. For the three months ended March 31, 2004 and 2005, we had one customer account for approximately 56% and 43% of our total revenues, respectively. For any period, a major customer is defined as a customer from whom we generated more than 10% of our revenues for that period. We do not believe that concentration of accounts receivable is a significant credit risk due to the financial strength of the account debtors and collection experience.

IF WE DO NOT COMPLETE THE DEVELOPMENT OF HOURGLASS 2.5, WE WILL NOT BE ABLE TO EFFECTIVELY AGGREGATE OUR CUSTOMERS’ CAPITAL EQUIPMENT NEEDS THAT CAN LEAD TO THE LOSS OF CUSTOMERS

In order to be able to effectively aggregate our customers’ capital equipment needs, we must complete the development of Hourglass 2.5, the latest version. There is no guarantee that our programmers will be able to complete this process in a timely manner, that it will come in at budget and that they will be able to continue to update the data program to maximize purchasing opportunities for our customers. This can lead to the loss of customers and a decrease in revenue.

IF WE FAIL TO ACQUIRE OTHER COMPANIES IN MARKETS WHERE WE ARE NOT PRESENT, OUR GROWTH WILL BE INTERNAL WHICH CAN BE COSTLY AND TIME CONSUMING TO US

Several studies point to the major increase in hospital equipment spending over the next 7-8 years, based on current replacement and updating requirements in the medical arena. We plan to pursue several acquisitions of smaller planners and consultants in markets throughout the country where we do not presently have a presence. At this point in time, we have only had preliminary discussions with a few candidates. It is possible that they may not want to combine their business with us or a valuation may not be agreed upon by the parties. Should this occur, we will be forced to grow through internal efforts and hirings, which could be time consuming, costly and place us in a position of competing with the firms we look to acquire or merge with.

WE MAY LOSE BUSINESS IF MAJOR MANUFACTURERS DECIDE TO ALSO UNDERTAKE INTERNAL EQUIPMENT PLANNING IN DIRECT COMPETITION WITH US

Major manufacturers may decide to do their own internal equipment planning. Currently, this is not a direction any manufacturers have chosen to pursue, but they already participate a great deal in the planning phases of capital equipment acquisitions and could decide to add this service to keep a tighter relationship with the hospitals. GPO’s (Group Purchasing Organizations) focus on the predictable product mix of day to day hospital requirements, but they already have the customer base and could add capital equipment procurement through the acquisition of a consulting firm or developing the capability internally. To date, this has not been their direction because of the difficulty in predicting the needs of the customers in advance and the high dollar cost of the equipment.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

IF MR. MCGOWAN OR MR. SANBORN ARE NO LONGER IN THEIR PRESENT POSITIONS, IT WILL BE DIFFICULT TO REPLACE THEM WITH PERSONS OF THEIR EXPERIENCE RESULTING IN THE POSSIBLE CESSATION OF OUR BUSINESS OR, AT A MINIMUM, THE DELAY IN CARRYING OUT OUR BUSINESS PLAN

William B. McGowan, Jr. and Chris Sanborn, our senior executives are important to our success. They both have significant experience in our specific business. If they become unable or unwilling to continue in their present positions, we will be forced to seek replacements with the same or similar experience. Our failure to find such individuals can result in the cessation of our business or the delay in carrying out our business plan.

THERE IS NO ASSURANCE OF A PUBLIC MARKET FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities, specifically, our shares of common stock. Our shares are not listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized exchange. We intend to apply for a quotation for our common stock on the OTC Bulletin Board. We will commence this process after we have filed this registration statement. The approval for a quotation of our common stock on the OTC Bulletin Board can not occur until this registration statement is declared effective by the SEC.

As of August 12, 2005, based on our records, we had 43 shareholders holding 4,602,913 shares of our common stock.

As of August 12, 2005, we had no options or warrants outstanding.

As of August 12, 2005, we had 1,946,666 shares that were eligible to be sold under Rule 144 of the 1933 Securities Act. 1,513,333 shares are held by William McGowan, our officer and director.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of March 31, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	0	None	3,000,000
Total	0	None	3,000,000

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed therein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties related to the need for additional funds, the rapid growth of the operations and our ability to operate profitably a number of new projects.

OVERVIEW

Source Atlantic, Inc. is a Delaware corporation providing consulting services to assist institutional clients with planning, forecasting, procurement and management of capital medical equipment, furniture and IT for the healthcare and research industries.

Source’s customers generally are healthcare facilities or institutional clients which have initiated long-term high dollar construction contacts or facility improvement projects. Typical long term high dollar construction projects range from $100,000,000 to $300,000,000 and take three (3) to eight (8) years to complete. As a project consultant, we expect to earn revenues of 2/10 to 5/10 of 1% of the full construction budget on each contract.

Historically, a relatively small number of healthcare facilities or institutional clients have accounted for a significant portion of our revenue. Due to the nature of our business, revenue attributable to specific customers is likely to vary from year to year, and a significant customer in one year may not be a significant customer in a subsequent year. For the three months ended March 31, 2005, approximately 87% of our revenue was derived from three customers: Adams Associates, Fletcher Allen, and Greenwich Hospital. For the three months ended March 31, 2004, approximately 90% of our revenue was derived from three customers: Children’s Hospital, Fletcher Allen and Novartis. In fiscal 2004, approximately 67% of our revenue was derived from one customer, Fletcher Allen. In fiscal 2003, approximately 70% of our revenue was derived from two significant customers, Stubbins and Fletcher Allen. We do not believe there is a risk of concentration of accounts receivable based on the financial strength of these customers and our collection experience.

Source currently has eight (8) continuing consulting and technology projects underway and has year to date June 13, 2005 entered into four (4) new projects. Three (3) of the new projects are consulting and technology agreements which will average approximately 36 months in length. The fourth project is an equipment procurement project which will be complete this year. The three (3) consulting and technology contracts consist of the following:

•	Implementation and management of our technology platform for thirty-six (36) months. for:

•	Brigham and Women’s Hospital construction of a ten (10) story patient tower

•	Three year contracts to provide consulting services to support construction and design of the following two projects

•	Cardiovascular Research Foundation in the construction of 5 free standing imaging centers

•	OR International to support the construction and design of 3 hospitals

The agreements with Cardiovascular Research Foundation and OR International are verbal agreements since the written agreements have not been fully executed.

In addition, Source is currently negotiating contracts with several clients that will result in additional revenues. Source sees hospitals across the country beginning to invest in operational automation.

CRITICAL ACCOUNTING POLICIES

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (PCAOB). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to provisions for uncollectible accounts, contractual allowance for accounts receivable, inventories, goodwill, intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Note B of the “Notes to Financial Statements,” included in our audited financial statements contained herein for the years ended December 31, 2004 and 2003, includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief description of the more significant accounting policies and methods we use.

Revenue Recognition

The Company’s revenues are derived from providing equipment planning, IT planning, radiology information systems, equipment sourcing, equipment procurement, and dietary & food service consulting services to institutional clients and the licensing of proprietary software.

•	Consulting service revenue is recognized as the services are rendered. Consulting revenue is accounted for in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue accounted for in accordance with Staff Accounting Bulleting (SAB) No. 104, “Revenue Recognition”. Consulting revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the service has been rendered and, there are no uncertainties surrounding the service provided and collection is reasonable assured.

•	Procurement consulting and equipment management services are services whereby Source assumes all or part of the procurement function for a customer and is paid a fixed fee which is recognized over the term of the arrangement.

•	Procurement services consisting of direct purchasing arrangements are recognized in accordance with EITF No. 99-19 “Reporting Gross Revenue as a Principal vs. Net as an Agent”. . The Company evaluates their procurement contracts using the indicators of EITF No. 99-19 to determine whether the Company is acting as a principal or an agent in the fulfillment of services to be rendered. The Company acts as principal under EITF 99-19 when we purchase the merchandise from the source we select; are at risk for the purchaser’s credit; and we ship the merchandise. We report the gross sales price as revenue and expense the cost of the merchandise and the shipping costs as cost of sales when equipment is shipped. When the Company acts as agent, the fee is recognized when procurement is made and service rendered.

•	The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2 “Software Revenue Recognition”, as amended by SOP 98-9 “Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions.” SOP 97-2 provides guidance on applying GAAP in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company’s software transactions generally include only one element, the commercial software under license. The Company recognizes revenue when the price is fixed and determinable, and there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when the license or title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company’s payment arrangements with its customers generally provide 30 to 90 day terms however in certain instances up to 360 day terms may be provided if the client is in a new vertical into which the Company wants to supply its software. The Company does not have any multi-element arrangements that would require it to establish vendor specific objective evidence (“VSOE”) for each element, nor does the Company have any sales activity that requires the contract method of accounting.

Capitalized Software Research and Development Costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of computer Software to be Sold, Leased, or Otherwise Marketed.” Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers. The Company has not capitalized any software development costs in the three months ended March 31, 2005 and 2004.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized on a straight-line basis over five years. Amortization of software development costs for the three months ended March 31, 2005 and 2004 was $15,538 and $39,176. At December 31, 2004, the Company

evaluated the usefulness of its software and determined that the product the company developed and paid a third party for was not performing as designed, accordingly the Company wrote off the asset as impaired and recorded a loss on impairment of $304,543.

LIQUIDITY AND CAPITAL RESOURCES

We have historically satisfied our cash requirements through revenues, short term financings, issuance of common stock for cash and deferred salaries. We anticipate that cash requirements will continue to increase as we continue to expend resources to build infrastructure, develop a business plan and establish a marketing network, customer support and administrative organizations. As of June 13, 2005, we had cash of $1,350.

We anticipate that future revenue will be sufficient to cover budgeted operating expenditures and offering expenses. In the interim, we will continue to pursue additional capital investment. Current assets as of March 31, 2005 were $267,943, which consisted entirely of accounts receivable. Total current liabilities as of March 31, 2005 were $660,986 that consisted of accounts payable of $453,637 and deferred salaries of $207,349.

We have financed our growth and cash requirements through operations, related party debt and small private placements of equity. Several directors and our executive officers have made loans to the company, as detailed below. We do not currently have any credit facilities from financial institutions nor do we currently have any material commitments for capital expenditures.

We have a maintained note payable agreement with Richard Propper, a director. This note bears interest of 10% and is due on November 19, 2006. At December 31, 2004 and 2003 the principal amount due was $150,000 and $100,000. As of March 31, 2005, the principal amount due was $150,000. Interest of approximately $3,700 was accrued on these notes as of March 31, 2005.

We have a maintained note payable agreement with Kerry Propper, a director. This note bears interest of 8% and matures on July 19, 2006. On December 31, 2004 and 2003 the principal amount due was $196,667 and $141,667 respectively. At March 31, 2005, the principal amount due was $196,667. Interest of approximately $4,000 was accrued on these notes as of March 31, 2005.

Our Chief Executive Officer, William B. McGowan, Jr. loaned the company working capital from time to time and deferred his salary. The principal amount due on December 31, 2004 was $395,000. This loan accrues interest at 7% per annum.

Our Executive Officer, Chris Sanborn. loaned us working capital from time to time and deferred his salary. The principal amount due on December 31, 2004 was $136,333. This loan accrues interest at 7% per annum.

THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

GROSS REVENUES Gross revenues increased from $249,027 for the three months ended March 31, 2004 to $340,452 for the three months ended March 31, 2005, an increase of $91,425. Specifically, procurement fees increased to $241,000 for the three months ended March 31, 2005 from $141,000 for the same time period ended March 31, 2004. The increase of $100,000 is due to new procurement and consulting contracts for the purchase of equipment going to Nigeria. Consulting fees declined by $17,575 and licensing fees increased by $9,000. For the three months ended March 31, 2004, two large consulting projects made up a significant portion of the consulting revenues, these projects were completed in 2004 During the three months ended March 31, 2005, we increased our available products to include variations of our procurement services and expectations are that with these increases in available products and services offered by us (such as successful efforts purchasing contracts and equipment sales) not previously available ll as an increase in the existing sales force (with the addition of one sales executive).

TOTAL EXPENSES Total expenses decreased from $392,734 for the three months ended March 31, 2004 to $338,381 for the months ended March 31, 2005, a decrease of $54,352.

Salary expense rose by $ 32,193 due to the hiring of new sales person and ramping up for projects in the pipeline.

General and Administrative expenses which includes general office expenses, travel and entertainment, professional fees, and computer hosting expense; decreased in 2005 by $66,651 primarily due to: computer hosting and support cost decrease of approximately $41,300 and professional fees decrease of $19,900.

Hosting and support costs, included in the General and Administrative expense line item; for the three months ended March 31, 2005 reflect maintenance expense for custom applications developed by us in 2003. See Note B of the Audited Financial Statements for the Years Ended 2004 and 2003.

Depreciation and Amortization declined by $22,569 for the three months ended March 31, 2005 to $20,982 compared to $43,551 for the three months ended March 31, 2004. The decline is attributable to the impairment recorded at December 31, 2004 of Software Development Costs in the amount of $304,543.

NET INCOME FROM OPERATIONS:. For the three months ended March 31, 2005 the Company had net income from operations of $2,069 compared to a loss of $143,708 for the three months ended March 31, 2004. Management has reviewed and continues to review all revenue and expense items with an effort to streamline the business, factors listed above describe the area that attribute to the recognition of income for the quarter.

NET LOSS: Net loss decreased by $132,222 for the three months ended March 31, 2005 to $12,449 compared to a loss of $144,671 for the three months ended March 31, 2004.

Cash Position and Sources And Uses Of Cash

Our revenues are not to a level to support our operations. Net cash used in operating activities was $10,466 for the three-month period ending March 31, 2005 compared to net cash used in operating activities of $42,870 for the three-month period ending March 31, 2004. During the first quarter of 2005, we conducted a private offering to raise funds for operations. As a result of the private offering, as of March 31, 2005, cash provided by financing activities was $9,077. During the first quarter of 2004, net proceeds from shareholder loans provided cash from financing activities of $47,457.

For the three months ended March 31, 2005 there was a net decrease in cash of $1,389 compared to a net increase in cash of $4,587 for the three months ended March 31, 2004.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2003

GROSS REVENUES. Gross revenues decreased from $1,322,151 for the year ended December 31, 2003 to $1,014,328 for the year ended December 31, 2004, a decreased of $307,823. Consulting fees decreased by $290,647, procurement fees increase by $94,500 and licensing fees decreased by $111,676. Consulting and licensing fees during 2003 consisted of four large consulting projects of which one was completed during 2003. This project represented approximately $300,000 of revenue during 2003.

TOTAL EXPENSES. Total expenses increased from $1,343,190 for the year ended December 31, 2003 to $3,194,576 for the year ended December 31, 2004, an increase of $1,851,386.

Salary expense for the year ended December 31, 2004 of $1,778,275 compared to salary expense of $582,939 for the year ended December 31, 2003 increased by $1,195,336 due to salaries incurred but not paid to certain executives recorded as deferred salaries, additional temporary personnel necessary to support new contracts pending and an additional officer of the company. Deferred salaries (inclusive of benefits) amounted to approximately $570,000 of the increase. Temporary labor accounted for approximately $209,000 of the increase. The balance of the increase is attributable to compensation for prior services paid out in stock and option expense at year end of approximately $300,000.

General and administrative expense includes office expenses, travel and entertainment, professional fees, director fees and computer hosting expense. For the year ended December 31, 2004 general and administrative expense was $664,046 compared to $210,454 in general and administrative expense for the same period in 2003, an increased of approximately $454,000. The increase of $454,000 consisted primarily of computer hosting maintenance expense related to the software developed by a third party provider which accounted for $198,000 of the increase in expense. At December 31, 2004 the Company determined that the software purchased, developed and maintained by third parties was not providing the services it was intended for and the Company is now in dispute with the vendor. Other significant increases in general and administrative expenses include director fees of $168,000, travel and entertainment of $38,000, and professional fees of $28,700.

The travel and entertainment and general office expenses increases of are attributable to the expenses associated with the May 13, 2004 Agreement and Plan of Merger and Reorganization with Parentech, Inc. Richard Propper, our director, was formerly a director of Parentech, Inc. The agreement was terminated on November 18, 2004 due to the fact that the conditions to completing the merger could not be satisfied. At this point, there are no plans to resurrect the transaction.

NET LOSS FROM OPERATIONS: For the year ended December 31, 2004 the Company had net loss from operations of $2,180,248 compared to a loss of 21,039 for the year ended December 31, 2003 increased by $2,159,209. .

NET LOSS: Net loss increased by $2,289,594 for the year ended December 31, 2004 compared to the year ended December 31, 2003. Interest expense increased by $56,885 due to increased borrowings and other income and expense increase by $73,500. The increase in other income and expense relates to a settlement with a former consultant for consulting fees that the company disputed. The settlement was 25,000 shares of restricted stock valued at $3.00 per share or $75,000.

Cash Position and Sources and Uses Of Cash

Our revenues were not to a level to support our operations for the year ended December 31, 2004. Net cash used by operating activities was $377,817 during 2004 compared to net cash provided by operating activities of $417,506 for 2003.

Net cash used in investing activities for the year ended December 31, 2004 was $21,689 compared to $309,489 for the year ended December 31, 2003. Net cash used in investing activities during 2003 was for software development and additional computer hardware.

Net cash provided by financing activities was $400,895 for year ended December 31, 2004. This compares net cash used of $114,336 for the year ended December 31, 2003. Cash provided by financing activities during 2004 primarily consisted of proceeds from issuance of our common stock and proceeds from issuance of notes payable. Cash used in financing activities during 2003 consisted of repayments of shareholder loans and a line of credit.

For the year ended December 31, 2004, there was a net increase in cash of $1,389 compared to a net decrease in cash of $6,319 for the same period ended 2004.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

BUSINESS - OUR COMPANY

ABOUT US

We were incorporated in Delaware in January 2001 for the purpose of providing consulting services to hospitals focused on the procurement of capital equipment. Such services are provided through the use and licensing of proprietary software, as well as, providing logistics, planning and coordinating services. Our customers are located in various parts of the United States with a primary concentration in the New England area.

We specialize in the planning, forecasting, procurement and management of capital medical equipment, furniture and IT for the healthcare and research industries.

PRODUCTS

The following is a description of our products and services:

Hourglass 2.5

Our Hourglass 2.5 product is a web-based capital planning and forecasting system specifically designed for the healthcare industry. Hourglass begins at project conception and proceeds through procurement, installation and asset management. It can research an equipment need via our Medical Equipment Directory, create multi-year forecasting programs, or plan the construction of a new facility. Hourglass standardizes the capital forecasting and planning process, providing a means for aggregating equipment requests throughout a hospital. Aggregation reports are quickly generated and may be printed or exported into any standard format. The Hourglass application is available as an online service requiring no installation or maintenance. Accessible using a standard web browser, Hourglass is always available to users, providing a “window” into the entire capital equipment process. Typical users include department heads, executives, planners, contractors, architects, and project managers. Revenues are created via initial installation fees and recurring licensing fees based on number of users. The average term for a user is 36 months. We have 10 to 15 users at average revenue of $25,000 to $30,000 per annum.

Product Development

Our future research and development efforts, in particular, are expected to include development of additional applications of our current products and services and additional product lines. Our recent capital raising activities will not be sufficient to fund our anticipated spending.

The exact timing and amount of spending required cannot be accurately determined and will depend on several factors, including:

•	progress of our research and development efforts,

•	competing technological and market developments,

•	commercialization of products currently under development by us and our competitors, and

•	market acceptance and demand for our products and services.

We cannot assure you that additional financing will be available if needed or on terms acceptable to us. If adequate and acceptable financing is not available, we may have to delay development or commercialization of certain of our products and services or eliminate some or all of our development activities. We may also reduce our marketing or other resources devoted to our products and services. Any of these options could reduce our sales growth and result in continued net losses. We had no specifically identifiable research and development costs for the years ended December 31, 2004 and 2003.

SERVICES

The following is a list of our services:

Equipment Planning

A. Capital Equipment Assessment

Capital equipment assessment permits us to take a brief evaluation of existing assets allowing for the development of early-stage budgets. We can evaluate and recommend whether an asset should be marked for relocation or liquidation. Our assessment team reviews all major items of equipment, looking to identify those with current and future value. The location, condition and basic information of a “movable” piece of equipment will be collected.

B. Capital Equipment Inventory

The inventory phase consists of collecting data from all the items of medical equipment with a purchase value of over $500 within existing spaces that will move to the new facility. We will collect the following data:

1. Existing asset tag number

2. Type of equipment (Radiology, Surgery, etc.)

3. Item Description

4. Location

5. Manufacturer

6. Condition / Age

7. Serial Number

Compiled data will be used for the creation of detailed move plans, qualification of any previous assessments, and the creation of multi-year forecasting plans.

C. Schematic Design

Our managers and planners work with our client’s management teams, clinicians or researchers, and architects to develop preliminary equipment budgets and space equipment lists. During this phase, we can begin preliminary qualification of the specifications by coordinating equipment location reports, drawings and product data sheets . As the project matures, we work with the owner and architect to ensure drawings and documents reflect the most recent edits and revisions.

D. Design and Development

The focus during this process is the completion and sign-off of equipment lists and budgets concurrent with the design effort. Lists will include reuse and equipment identified for replacement. Project managers and planners are active participants during this phase of clinical user reviews. During these reviews, we provide all of the necessary electrical, mechanical and dimensional data required for the engineers and architects to complete space design.

E. Construction Documents

In executing this phase, we proactively populate our online database with all of the pre-identified medical and laboratory equipment. This allows the architect, engineers, and end users to produce their own detailed reports and cut sheets. Reports include but are not limited to:

•	Equipment Location – Lists equipment and the spaces in which that specific piece of equipment is located.

•	Space-by-Space Equipment – Lists all spaces/rooms and each piece of equipment allocated to it.

•	AEM (Architectural, Electrical & Mechanical data)

•	Executive Summary Reports

All reports can include the cost and AEM data, based on selected report options, and can include empty spaces and departments.

Each report includes purchase and installation responsibility codes (i.e., which party is responsible for purchasing and which is responsible for installation), and the same code identifies any items to be reused as existing. Funding codes identify funding sources. These same reports identify bid package by type or vendor assignment. They further include secondary power requirements, emergency power requirements, blocking and rough-in requirements. Reports are customizable based on the filter and sort that the user elects. All data and reports are available for use and export 24/7 via our web based planning and management solution named Hourglass 2.5. In support of the reports, we can make available cut sheets for the architecturally significant equipment in disc form or hard copy.

F. CAD (Computer Assisted Design) Development and Revision Management

During the planning phase of our work, we will begin the placement of specified equipment in assigned rooms. The equipment placed will include significant equipment, or that having significant footprint and/or service connection. We can create “Plan View” (drawings from an elevated view) with equipment on a separate layer.

IT Planning Design and Support

We provide assistance in the design, provisioning and move management of all components of data centers and IT technology in the healthcare and research environments.

Radiology Information Systems, Picture Archiving and Communication

We provides a guide to success by differentiating among Radiology Information Systems vendors, optimizing the use of the Radiology Information Systems to a client’s workflow and processes, identifying areas where workflow redesign can improve efficiency, leveraging synergies among Radiology Information Systems, Picture Archiving and Communication and Speech Recognition, and developing an implementation plan.

Picture Archiving & Communication

We help determine how and when to implement Picture Archiving and Communication technology, how to identify and marshal the necessary internal and external resources, how workflow redesign will increase a company’s operational effectiveness, and what the return on investment will be (both soft dollar savings and hard dollar cost savings).

Speech Recognition

We help plan and implement advanced speech recognition technology to automate radiology dictation, speeding information to referring physicians, while reducing costs associated with transcription and conventional dictation systems.

Equipment Sourcing and Procurement

We provide a variety of procurement services from basic support of the existing materials and purchasing team to accepting the associated risks by purchasing the equipment via our “Guaranteed Maximum Pricing Program” (GPM). Our largest revenue stream will be from fees generated by our procurement programs. Through our consulting arrangements and Hourglass forecasting software, we know the capital equipment requirements of all of our clients. Where one hospital may negotiate to purchase an MRI machine for $1.25 million, we may know that several hospitals will be in the market for MRI machines in any given year and can go into the market place and negotiate a substantial discount. We position ourselves as an impartial procurement agent sourcing and negotiating with Fortune 500 companies as well as smaller companies in an effort to bring the best price and product to our clients. As opposed to charging a fee for this, we share a percentage of the savings or cost avoidance.

Capital Lease Financing

We intend to offer lease financing for capital equipment for our clients. To date, we have not finalized any written agreements with leasing and financial service organizations. However, since this service is needed for our clients, we are in the process of attempting to obtain written agreements.

To date, we have not undertaken any financing projects.

Logistics Management

The culmination of the planning and procurement effort is to assure the client that what has been purchased is coordinated and installed in the correct space, and is in good operating condition for occupancy.

Design and Implementation of Dietary and Food Service Programs

We provide equipment related dietary services allowing understanding and control over our client’s facilities food service needs.

We conduct our business in accordance with the ethical codes as stated by the Foodservice Consultants Society International (FCSI). We are also members of American Society for Healthcare Food Service Administrators (ASHFSA) and Healthcare Food Service Management (HFM).

CLIENTS AND PROJECTS

Our customer relationships are typically long-term in nature and contracts average 3 to 8 years to completion. During the year ended December 31, 2003, we had sales to two customers that totaled an aggregate of 70% of gross revenues. During the year ended December 31, 2004, we had sales to Fletcher Allen, that totaled an aggregate of 67% of gross revenues. The fees addressed are for the duration of the project.

A. The Greenwich Hospital- Helmsley Pavilion, Greenwich, Connecticut

Certificate of Need Date: 1994

Term of the written Agreement: 2001- 2006

Fee: $52,000.00

Scope of Work: Greenwich Hospital required equipment for Radiology, Cardiac Cath Lab, Physiological Monitoring, surgical lighting, surgical gas systems, medical gas systems, and headwalls with patient beds and transport stretchers. With a $12 million equipment budget, we provided the following:

•	Verification of Equipment Budget

•	Development of Equipment Specifications

•	Procurement Strategy

•	Written Requests for Proposal (RFP’s)

•	Contract Negotiation

•	Installation Logistics

•	CAD (Computer Assisted Design) Services for Equipment Placement

B. Fletcher Allen Health Care, Inc. – Renaissance Project, Burlington, Vermont

Term of the written agreement: 2003-2007

Fees: $47,000 per month earned monthly over the term of this project.

Scope of Work: A new $300 million center adjacent to the hospital campus including an Ambulatory Care Center and joint Education Center with the University of Vermont in Burlington. Also included is a Patient Access Center, Outpatient Care Centers, Outpatient Surgery Center (also featured in the Ambulatory Care Center will be a “day hospital” with an Ambulatory Surgery Center), Clinical Laboratory, Education Center, Expanded Emergency Department (including the only Level 1 Trauma Center in Vermont and northern New York) a New Birthing Center, New Inpatient Mental Health Facility and a new Parking Garage.

We are providing:

•	An Assessment of Existing Capital Medical Equipment

•	A Line Item Budget for New and Existing Equipment

•	Specifications for Fixed and Major Moveable Equipment

•	Full Capital Equipment Procurement Services for 5 Years

•	Installation Management Services

•	CAD Services for Detailed Equipment Placement

C. William M. Backus Hospital –

Term of the written agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 36 months to complete.

Fees: $62,000 plus $1,000 per day for installation management.

Scope of Work: Prior to the conduction of a comprehensive inventory, an assessment of the equipment will be performed. The results of the assessment are twofold; first, to familiarize planners with the equipment on site and to develop the basis for any cost reductions due to existing equipment that could be relocated. Secondly, experience has proven that inventory conducted this early is usually futile. Time allows movement of assets, the addition of assets and items lost, requiring another inventory. The assessment permits us to review accurate assets and develop financial criteria permitting either relocation and/or trade-in against the purchase of new equipment. The assessment team will review all major items of equipment looking to identify those with current and future value. While no asset tag will be affixed, the location, condition and basic information of a “movable” piece of equipment will be collected.

D. Adams Associates International – Nigerian Project

Term of the written agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 24 months to complete.

Fees: To Be Determined

Scope of Work: Procurement, consolidation and shipping of products to Nigeria.

E. Dormitory Authority of State of New York

Term of the written agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 24 months to complete.

Fees: $425,000

Scope of Work: move management, installation and logistics.

F. Brigham & Women’s Hospital, Inc.

Term of the written agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 24-36 months to complete.

Fees: $478,800

Scope of Work: Brigham & Women’s Hospital is planning to build a state-of-the-art ambulatory care facility. The facility will provide approximately 280,000 square feet of clinical and administrative space in a new 10-story outpatient facility.

We are providing:

•	An Assessment of Existing Capital Medical Equipment

•	A Line Item Budget for New and Existing Equipment

•	Specifications for Fixed and Major Moveable Equipment

•	Full Capital Equipment Procurement Services for 5 Years

•	Installation Management Services

•	CAD Services for Detailed Equipment Placement

G. Cardiovascular Research Foundation

Term of the agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 24 months to complete. The agreement is a verbal agreement since the written agreement has not been fully executed.

Fees: $27,750

Scope of Work: Three-year contract to provide consulting services to support construction and design of 5 free standing imaging centers.

H. OR International

Term of the agreement: the term of this agreement is based upon the completion of the project. We anticipate that the project will take approximately 24 months to complete. The agreement is a verbal agreement since the written agreement has not been fully executed.

Fees: $15,000

Scope of Work: Three-year contract to provide consulting services to support construction and design of 3 hospitals.

Strategic Partnerships

We have undertaken the following strategic partnerships to assist us in our work for our clients:

A. Massachusetts General Physicians Organization, Inc. through its Radiology Consulting Group (RCG) offers unique, management consulting services to hospital radiology departments, private practices and free standing imaging centers worldwide. Our experienced consultants are practicing professionals, providing the most innovative solutions and up-to-date knowledge in their fields. RCG is owned by Massachusetts General Physicians Organization, Inc.

Term of Agreement: Commenced December 15, 2003; 2 year term renewable annually after the initial term. The agreement can be terminated by either party, at any time upon 30 days prior written notice.

Scope of Relationship: The parties will work together to develop relationships in the healthcare service industry.

Fee Arrangement: There is no specific fee arrangement since the parties have basically agreed to work together to develop relationships in the healthcare industry.

B. Data Processing Services has been delivering solutions to companies for over 40 years specializing in the consultation, design and implementation of network infrastructures.

Term of Agreement: Commenced March 1, 2004; 2 year term renewable annually after the initial term. The agreement can be terminated by either party, at any time upon 30 days prior written notice.

Scope of Relationship: The parties will work together to develop relationships in the healthcare service industry.

Fee Arrangement: There is no specific fee arrangement since the parties have basically agreed to work together to develop relationships in the healthcare industry.

C. ECRI (formerly the Emergency Care Research Institute) is an independent non-profit health services research agency. Their mission is to promote the highest standards of safety, quality, and cost-effectiveness in healthcare to benefit patient care through research, publishing, education, and consultation. ECRI’s focus is healthcare technology, healthcare risk and quality management, and healthcare environmental management.

Term of Agreement: Commences August 6, 2001; 1 year term renewable annually after the initial term. The agreement is in operation based on annual renewals. The agreement can be terminated by either party, at any time upon 60 days prior written notice.

Scope of Relationship: a domestic web content license agreement whereby we obtained from ECRI the domestic, non-exclusive, non-transferable right to link and to distribute the ECRI web-based healthcare publications to our subscribers.

Fee Arrangement: For the license and rights granted in this agreement, we pay directly to ECRI, the following fees:

(a) For 1-20 Single Sites, $5,000 per year licensing fee per site (up to 10 passwords per site). For 21-40 Single Sites, $4,500 per year licensing fee per site (up to 10 passwords per site). For 41-60 Single Sites, $4,000 per year licensing fee per site (up to 10 passwords per site). For 61-80 Single Sites, $3,500 per year licensing fee per site (up to 10 passwords per site). For 81-100 Single Sites, $3,000 per year licensing fee per site (up to 10 passwords per site).

(b) There is a $250 fee for each additional user over 10 at a Single Site.

D. NSK & Associates, Inc. is a completely service based, information technology-consulting group. They provide customers with a complete technical solution that includes but is not limited to:

•	Setting up and maintaining networks

•	Desktop Support & Training

•	Internet Implementation

•	Web Development & Design

•	Citrix Software Solutions

•	Custom Database Development

•	Data Backup & Virus Protection

Term of Agreement: Commenced May 10, 2002 and remains in effect today.

Scope of Relationship: We provide our Hourglass service to NSK.

Fee Arrangement: NSK is our information technology support team. There is no specific fee arrangement.

Sales and Marketing

Target Market

We have identified and are targeting two predominate markets. The first market is independent hospitals and healthcare systems. Statistical Data from the American Hospital Association (AHA) identifies approximately 6,000 healthcare facilities in the United States to date. It is estimated that collectively these facilities spend $4 billion a year on capital medical equipment associated with construction projects and an additional $8 billion a year on capital medical equipment associated with recurring capital needs.

The second market is the bioresearch industry. Assuming the majority of research facilities are owned and operated by either pharmaceutical companies or medical schools, we have identified the market to be populated with approximately 200 research facilities. The Association of American Medical Colleges (AAMC) has identified 130 medical schools and PHRMA (Pharmaceutical Research and Manufacturers of America (PHARMA) has identified an additional 60 to 70. Our experience with existing research projects put capital medical equipment expenditures for construction related capital purchases at approximately $100 million per year and an additional $600 million on recurring capital medical equipment needs.

Direct Sales

We have begun to expand our existing sales force by recruiting personnel that have the experience and the access to the clients we are seeking. With in the past 12 months, we have supplemented our sales team to include resources that will target the following regions: West, Mid-Atlantic and the Eastern Seaboard.

Our direct sales will focus on three campaigns: (1) architectural firms, contractors and design engineers; (2) “national accounts” which will encompass group purchasing organizations, integrated delivery networks, bio-medical research facilities and like organizations that will allow for the development of critical mass in key regions with minimal resource application; (3) community and stand alone acute care facilities.

Media/Publications

We will contribute articles and place ads in publications read by our target audience.

Conferences, Seminars and Trade Shows

We have identified RSNA, ASHE, HIDA, Medica, AHRMM, AHA and eHealthcare as potential events and sponsors to target. We will also conduct speaking engagements at national meetings next year.

Internet Marketing Strategy

We will consider leading vertical market portals as avenues to reach potential clients. An example would be Dodge reporting through McGraw Hill. These provide information of new projects that we may be interested in

Our Intellectual Properties

We presently do not have any patents, trademarks, copyrights or any other intellectual property.

How We Compete

We are aware of a variety of competitors. As of yet, none of these competitors have combined the technology and the support services in a web-based application. The remaining competitors are divided in to technology providers and service providers.

With respect to future competition, there are three areas that will provide competition:

(1) Companies that provide like consulting and management services

•	Gene Burton Associates (Franklin, Tennessee)

•	Med-Equip (Ambler, Pennsylvania)

•	ECRI (Plymouth Meeting, Pennsylvania)

The industry of planning and management of capital medical equipment is very fragmented. There are many small “mom and pop shops” through out the country that provide the same scope of services in a very small niche market.

(2) Companies that provide like technologies

•	Attainia (San Jose, California)

•	Mezzia (Indianapolis, Indiana)

The above companies have invested time and money to create technological solutions that are the sole source of their revenue. Their business is strictly software licensing, and not consulting and/or support services.

To date, we are not aware of any other company that derives its revenue from the combination of technology licensing fees and fees associated with professional services.

(3) Group Purchasing Organizations

GPOs (Group Purchasing Organizations) control the general purchasing of nearly 85% of hospitals in the U.S., with Premier, Novation, MedAssets Tenet, Amerinet and Columbia/HCA together comprising greater than 65%. However, while GPOs bring efficient aggregation and group buy programs to medical, surgical and consumable products, those products directly associated with patient stay days, they do not currently have contractual control over capital equipment. In this case, they control roughly 2%-5% of the capital purchased. Additionally, they have not yet developed systems that address capital forecasting and planning, nor have they aggregated purchasing demand for equipment in any manner to significantly lower cost to hospitals. This is largely due to the relative complexities of equipment planning and procurement in comparison to medical/surgical procurement and the need for expertise.

Employees

We have 8 full time employees and 12 consultants. Each of our consultants is retained by us based on our contractual strategic partnerships listed previously in this document. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

We presently lease office space at 55 Accord Park Drive in Rockland, Massachusetts. We currently lease approximately 3,105 square feet. The base rent of the lease is as follows: 2004 - $56,925 per annum; 2005 - $58,148 per annum and 2006 (until April 30, 2006) - $19,665. The lease expires on April 30, 2006 and includes payments for common area maintenance, real estate and sales taxes. The lease is personally guaranteed by our President and CEO, Bill McGowan. We have paid a $15,000 security deposit presently being held by the landlord.

We also have regional sales and support offices located at 625 Broadway, Suite 1111, San Diego, California and Philadelphia. We currently lease approximately 1000 square feet in the San Diego Office from Chardan China Acquisitions Corp., a company in which Dr. Richard Propper, one of our directors, is a principal. The space also includes an additional 500 square feet of common area. The initial term of the lease is for 12 months commencing November 1, 2004. The base rent is $1,000 per month. Thereafter, commencing November 1, 2005, we have the right to sublease the premises on a month-to-month basis at the same lease price assuming that Chardan continues to occupy the premises. Our Philadelphia office is operated out of the home office of our regional manager. No official lease exists. We believe, based on rents and fees for similar services in the San Diego, California metropolitan area, that the fee charged by Chardan is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

LEGAL PROCEEDINGS

Other than as set forth below, we are not a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

eXalt Solutions, Inc. Agreement: We previously entered into an agreement with exalt Solutions, Inc. to provides us with application services and hosting services, including server networking and hardware. The agreement commenced May 16, 2003 and was a 3 year agreement with annual renewals. eXalt’s legal counsel claims that we owe his client the sum of $182,245. We believe that the services provided by exalt were not satisfactory and are negotiating a settlement of this matter. To date, we have paid eXalt approximately $300,000. eXalt has yet to deliver a working software application. We have proposed a settlement of 75,000. We have not received a response to our settlement offer.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position	Director Since
William B. McGowan, Jr.	51	Chairman, President & CEO	2001
Chris Sanborn	37	Vice President – Operations, Principal Financial Officer and Principal Accounting Officer	2001
Richard Propper, M.D.	58	Director	2001
Kerry Propper	30	Director	2001

Set forth below is certain biographical information regarding our executive officers and directors:

WILLIAM B. MCGOWAN, JR. has been our President, Chief Executive Officer and Chairman of the Board of Directors since our inception in 2001. Bill has over 25 years of sales and consulting experience in the healthcare industry. Following several years of field sales experience for a medical supplier, Bill sought out opportunities in the hospital construction and healthcare capital equipment market. His hospital design and construction experience started with The Architect’s Collaborative based in Cambridge, Massachusetts, where he designed and implemented an application to plan equipment and perform cost estimates. The application was employed for The Architect’s Collaborative healthcare clients throughout North America and around the world, including several projects in Europe, the Middle East and Southeast Asia. He then moved to Renshell Hyman & Associates (“RHA”), a South Carolina company dedicated to equipment planning. At RHA, Bill began the planning for Healthcare International (HCI) in Scotland where he joined the staff in 1991. During his three years at HCI in the United Kingdom, Bill managed the equipment/furniture procurement division.

In 1995, Bill returned to the United States and launched William B. McGowan & Associates, based in Cohasset, Massachusetts, a project planning and equipment procurement consulting firm. Bill was the President of William B. McGowan & Associates. After operating for several years, Bill acquired RHA’s operations through Source Atlantic Corp. (a Massachusetts corporation). Bill owned 100% of Source Atlantic Corp. He has presented to the United Nations Development Council on how to plan and execute healthcare projects in the developing world and has participated in several industry roundtable forums. He received a Bachelor of Science degree in Computer Science and Operational Management from Boston College in 1975.

CHRIS SANBORN has been our Vice President of Operations since our inception in 2001. He recently become our Principal Financial Officer and Principal Accounting Officer. Chris has over 10 years of professional experience in Domestic and International Operations and Supply Chain Management. Prior to joining us as our Vice President of Operations upon inception, Chris was a senior associate with RP Associates, located in San Diego, California, from December 1998 until October 2000. RP Associates is a private equity firm providing seed stage funding and management services to emerging e-businesses. Chris also managed International Distribution and Purchasing Divisions for Dominos Pizza where he was instrumental in the development of his divisions automated forecasting, replenishment and logistics applications. He attended the University of New Mexico where he majored in business administration. Chris is the son-in-law of Richard Propper and the brother-in-law of Kerry Propper.

DR. RICHARD PROPPER has been our director since our inception in 2001. From 2000 to the present, Dr. Propper has been the Managing Director of Chardan Capital based in San Diego, California. Chardan Capital is a merchant bank focusing on mid-cap opportunities in the People’s Republic of China. In addition, since March 2004, he has been the Chairman of Chardan Capital Acquisition Corp., also based in San Diego, California. Chardan Capital Acquisition Corp. is a blind pool that has raised $24M. It’s stated goal is to merge with a Chinese based entity. In June 2001, he formed Chardan Ventures, a venture capital management and financial strategic consulting firm based in San Diego, California. He has been its manager since its formation. During this time, Dr. Propper has been focused principally on building business relationships between Chinese and U.S. companies. From June 2002 to July 2003, Dr. Propper was chief executive officer and chairman of the board of directors of Mera Pharmaceuticals, Inc., a public company that produces products from aquatic microorganisms. Mera Pharmaceuticals, Inc. is the successor issuer to Aquasearch, Inc. (on July 25, 2002, Aquasearch merged into Mera). From 1998 until 2000, Dr. Propper was the founder and Executive Chairman of Medibuy.com. Medibuy.com, based in San Diego, California was a B to B company specializing in the healthcare industry. In 1969, he received his B. Sc. in Chemistry from McGill University located in Montreal, Canada. In 1972, he received his M.D. from Stanford University. He also spent ten years on the faculty of Harvard Medical School as a research fellow and an assistant professor of pediatrics. Richard Propper was formerly a director of Parentech Inc., a 1934 Exchange Act company. He held this position from November 6,

2002 until December 20, 2002. He became a director upon the merger of Parentech Inc. and Premier Classic Art Inc. on November 6, 2002. Richard Propper is the father of Kerry Propper. He is the father-in-law of Chris Sanborn.

KERRY PROPPER has been our director since our inception in 2001. He is a strategic positioning and funding advisor. Since July 2003, he has been the owner and chief executive officer of The Gramercy Group, LLC, a New York based registered broker-dealer. From February 1999 to July 2003, he was a founder, owner and managing director of Windsor Capital Advisors, an NASD SIPC New York based broker-dealer; and from May 2000 until December 2003, he was the founder of Private Capital Group LLC, an investment and strategic-planning firm focused on the investment and management of seed to second stage technology firms. From July 1997 until February 1999, Mr. Proper served as a senior trader of Aegis Capital Corp., a registered broker dealer and member firm of the NASD. In 1997, he received his B.A. (with honors) in Economics and International Studies from Colby College. He also attended the London School of Economics. Kerry Propper is the son of Richard Propper. He is the brother-in-law of Chris Sanborn.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary Paid	Salary Deferred (1)	Bonus	Securities Other Annual Compensation	Restricted Stock Awards ($)	Securities Underlying Options	All Other Compensation
William B. McGowan, Jr. President and CEO (1)	2004 2003 2002	$114,500 54,000 75,000	$65,500 126,000 105,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	$182,279 0 0

Chris Sanborn Vice President (2)	2004 2003 2002	120,500 75,667 66,500	19,500 64,333 52,500	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	84,375 0 0

(1)	Amounts shown as salary deferred are payable in three equal installments during the fourth quarter of 2005, 2006 and 2007. Amounts accrue interest at a rate of 7% per year payable.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2004.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Expiration Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base price ($/Share)	Date
William B. McGowan, Jr.	-0-	N/A	N/A	N/A
Chris Sanborn	-0-	N/A	N/A	N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2004 and held as of December 31, 2004, by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
William B. McGowan, Jr.	-0-	N/A	N/A	N/A
Chris Sanborn	-0-	N/A	N/A	N/A

Employment Contracts

There are presently no employment agreements with any of our executives.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

Our 2001 Equity Incentive Plan permits the grant of stock options exercisable for shares of our common stock to corporate officers, directors, employees, and consultants upon such terms, including exercise price and conditions and timing of exercise, as may be determined by management. The Plan states that such options vest at 25% on the first anniversary of the vesting commencement date and 1/36th of the shares vest monthly thereafter for the following 3 years. Options are generally granted at fair market value at the date of grant, are exercisable upon vesting and expire 10 years after the date of grant. The Plan permits the issuance of either incentive stock options or non-qualified stock options. We have reserved 3,000,000 shares of our common stock for the Plan. At December 31, 2004, we granted no additional stock options and there were no options outstanding.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of August 12, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (1)
William B. McGowan, Jr.	1,534,718	33.34%
Chris Sanborn	210,000	4.56%
Richard Propper	468,886	10.19%
Kerry Propper	857,214	18.62%
Executive Officers and Directors as a Group (4 Persons)	3,070,818	66.71%

(1)	All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided. Percentage is based on 4,602,913 shares outstanding as of August 12, 2005.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 567,675 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 12, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering(1)	Shares of common stock to be sold in the offering(1)	Number of shares owned after offering(1)	Percent of shares owned after offering(1)
Jerry Braegelmann	15,000	0.3%	15,000	0	0
Lorraine F. Meisner	11,000	0.2%	11,000	0	0
Kerry Propper	857,214	18.62%	134,846	722,368	15.69%
Richard Propper	468,886	10.19%	56,777	412,109	8.95%
George Kaufman	34,286	0.74%	14,195	20,091.44%
Steven Urbach	34,286	0.74%	14,195	20,091.44%
Jason Rivas	17,143	0.37%	7,097	10,046.22%
James Stryker	17,143	0.37%	7,097	10,046.22%
Jordan Podell	17,143	0.37%	7,097	10,046.22%
Jonas Grossman	102,857	2.23%	42,583	60,274	1.31%
Parentech, Inc.(2)	187,269	4.07%	187,269	0	0
Gary Smith	2,500	0.05%	2,500	0	0
Verlyn Auditte	1,000	0.02%	1,000	0	0
Shane Lyon	1,000	0.02%	1,000	0	0
Troy Meier	2,777	0.06%	2,777	0	0
Charles R. Smith III	1,000	0.02%	1,000	0	0
Katie Smith	500	0.01%	500	0	0
Ashley Kleckner	500	0.01%	500	0	0
Martin Kleckner III	1,000	0.02%	1,000	0	0
Martin Kleckner IV	500	0.01%	500	0	0
Jessica Berke	2,222	0.05%	2,222	0	0
E-Quip Consultants, LLC(5)	1,000	0.02%	1,000	0	0
La Costa Group(3)	33,000	0.72%	33,000	0	0
Kramer Weisman LLP(4)	7,500	0.16%	7,500	0	0
Brian Dowling	10,000	0.22%	10,000	0	0
Patrick Bond	330	0.01%	330	0	0
Shane Nash	330	0.01%	330	0	0
Ross Malmberg	2,200	0.04%	2,200	0	0
Greg Robbins	2,500	0.05%	2,500	0	0
Michael Chermak	300	0.01%	300	0	0
Arthur Dewinter	300	0.01%	300	0	0

(1)	The percentage of shares owned before and after the offering is based on 4,602,913 shares issued and outstanding as of August 12, 2005.

(2)	Scott Landau is a representative of, and makes investment decisions for Parentech, Inc.

(3)	Martin Kleckner is a representative of, and makes investment decisions for La Costa Group.

(4)	Jeff Kramer is a representative of, and makes investment decisions for Kramer Weisman LLP.

(5)	Donald Armstrong is a representative of, and makes investment decisions for E-Quip Consultants, LLC.

The following selling security holders have had relationships with us in the last three years: (1) Richard Propper and Kerry Propper are our directors; (2) Parentech, Inc. entered into a an Agreement and Plan of Merger and Reorganization with us. Richard Propper, our director, was formerly a director of Parentech, Inc. The agreement was terminated on November 18, 2004 due to the fact that the conditions to completing the merger could not be satisfied; and (3) Kramer Weisman LLP were previously our internal accountants.

PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading,

•	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

The selling stockholders will sell their common stock at the price of $.90 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange. Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On January 4, 2001, we issued 1,210,666 shares of our common stock for $757 to William B. McGowan, our President, and CEO, in connection with the organization of the company.

On January 4, 2001, we issued 213,334 shares of our common stock for $100 to Susan Lovaas, in connection with the organization of the company.

On January 4, 2001, we issued 133,333 shares of our common stock for $83 to Lynn Pearson, in connection with the organization of the company.

We have unsecured notes payable to two directors, Richard Propper and Kerry Propper. Neither director loaned us any additional funds during the three months ended March 31, 2005. One director’s loan, Richard Propper is a 10% interest bearing note which matures on November 19, 2006. The principal amount due as of December 31, 2004 was $150,000. The other director’s loan, Kerry Propper, is an 8% interest bearing note which matures on July 19, 2006. The principal amount due as of December 31, 2004 was $196,667. These notes accrued approximately $4,300 in interest expense for the period ended March 31, 2005.

We have an unsecured note payable to our executive officer, Bill McGowan, which is a 7% interest bearing note which matures in conjunction with deferred salaries. The principal amount due at March 31, 2005 was $395,000.

We have an unsecured note payable to an officer, Chris Sanborn, which is a 7% interest bearing note which matures in conjunction with deferred salaries. The principal amount due at March 31, 2005 was $136,333.

We have one unsecured note to a shareholder, Brian Dowling. The note is a 7% interest bearing note; the principal amount due at March 31, 2005 on the note was $6,167. The note accrued approximately $1,650 in interest expense for the period ended March 31, 2005.

We currently lease approximately 1000 square feet in the San Diego Office from Chardan China Acquisitions Corp., a company in which Dr. Richard Propper, one of our directors, is a principal. The space also includes an additional 500 square feet of common area. The initial term of the lease is for 12 months commencing November 1, 2004. The base rent is $1,000 per month. Thereafter, commencing November 1, 2005, we have the right to sublease the premises on a month-to-month basis at the same lease price assuming that Chardan continues to occupy the premises. Our Philadelphia office is operated out of the home office of our regional manager. No official lease exists. We believe, based on rents and fees for similar services in the San Diego, California metropolitan area, that the fee charged by Chardan is at least as favorable as we could have obtained from an unaffiliated person.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our shares of common stock, the offering price of our common stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we selected the offering price of $0.90 per share, based upon recent small private placements. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares of common stock.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 10,000,000 shares of $.001 par value common stock. At August 12, 2005, we had 4,602,913 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

On December 13, 2004, we undertook a 4 for 5 reverse split of our common stock.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of $.001 par value preferred stock. At August 12, 2005, we had no shares of preferred stock outstanding. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2004, there have been no disagreements with Jewett, Schwartz & Associates, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

REPORTS TO SECURITY HOLDERS

TRANSFER AGENT

We intend to retain a transfer agent prior to the effectiveness of this registration statement.

EXPERTS

The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Source Atlantic, Inc. and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Spurce Atlantic, Inc. with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Source Atlantic, Inc. that file electronically with the SEC at the following Internet address: (http:www.sec.gov).

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited financial statements as of December 31, 2004 and 2003. We have also included unaudited financial statements for the three months ended March 31, 2005.

SOURCE ATLANTIC, INC.

CONDENSED BALANCE SHEETS

	March 31, 2005 (Unaudited)	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$—	$1,389
Accounts receivable, net	267,943	125,657
Prepaid assets	—	8,552

Total Current Assets	267,943	135,598
Property and Equipment, net of accumulated depreciation of 75,866 and 70,267	16,651	22,249
Software Development Costs, net of amortization of 203,686 and 188,302	169,217	184,601

TOTAL ASSETS	$453,811	$342,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$453,637	$426,025
Deferred salaries	207,349	151,014

Total Current Liabilities	660,986	577,039
Notes Payable to Shareholders	957,032	951,245
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - ($.001 par value; 5,000,000 shares authorized, 0 and 700,000 shares issued and outstanding) See Note G	—	—
Common stock - ($0.001 par value; 10,000,000 shares authorized; 4,593,237 and 4,545,500 shares issued and outstanding, respectively) See Note G	4,593	4,546
Additional paid in capital	1,825,944	1,791,915
Accumulated deficit	(2,994,744)	(2,982,297)

Total Stockholders’ Equity (Deficit)	(1,164,207)	(1,185,836)

Total LIABILITIES AND STOCKHOLDERS’ EQUITY	$453,811	$342,448

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	March 31
	2005	2004
REVENUES:
Consulting	$90,452	$108,027
Procurement	241,000	141,000
Licensing fees	9,000	—

	340,452	249,027
EXPENSES:
Payroll and benefits	205,406	173,213
General and administrative	53,666	120,317
Outside services	41,738	43,881
Rent	14,397	9,315
Depreciation and amortization	20,982	43,551
Sales and marketing	2,194	2,458

TOTAL EXPENSES	338,383	392,735

OPERATING INCOME/(LOSS)	2,069	(143,708)
Interest Expense	(14,518)	(963)
Other income/(expense)	—	—

TOTAL OTHER EXPENSE	(14,518)	(963)

NET LOSS	$(12,449)	$(144,671)
Loss per common share – basic and diluted	$(0.00)	$(0.09)
Weighted average common shares outstanding – basic and diluted	4,577,324	1,653,333

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash Flows From Operating Activities:
Net loss	(12,449)	(144,671)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,982	43,551
Issuance of common stock for services	25,000	—
Changes in Operating Assets and Liabilities:
Decrease (increase) in accounts receivable	(142,286)	12,578
Decrease in prepaid expense	8,552	—
Increase in accounts payable and accrued expenses	33,400	—
Increase in deferred salaries	56,335	45,672

Net cash provided by (used in) operating activities	(10,466)	(42,870)

Cash Flows from Investing Activities:
	—	—

Net cash used for investing activities	—	—

Cash Flows from Financing Activities:
Repayments of amounts due to related parties	—	(2,500)
Proceeds of notes payable to shareholders	—	50,000
Proceeds of stock issuance	9,077
Net repayments on lines of credit	—	(43)

Net cash provided by (used in) financing activities	9,077	47,457

Net Increase/(Decrease) in Cash	(1,389)	4,587
Cash, Beginning of Year	1,389	—
Cash, End of Period	—	4,587

Supplemental Disclosures:
Cash paid for interest	1,276	963

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC

Notes to the Financial Statements

For the Three Months Ended March 31, 2005 and 2004

(Unaudited)

NOTE A – DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Source Atlantic, Inc., (a Delaware Corporation) (hereinafter referred to as the (“Company” or “Source”) was incorporated in 2001 for the purpose of providing consulting services to hospitals focused on the procurement of capital equipment. Such services are provided through the use and licensing of proprietary software, as well as, providing logistics, planning and coordinating services. The Company’s customers are located in various parts of the United States with a primary concentration in the New England area.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2004. The accompanying condensed consolidated financial statements reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full fiscal year. Certain reclassifications have been made to the fiscal year 2004 financial statements to conform to the fiscal year 2005 presentation.

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Notes payable approximate fair value.

Reverse Stock Split

On December 13, 2004, the Company effectuated a 4-for-5 reverse stock split. All shares and amounts presented in this report give retroactive affect to this reverse stock split.

Credit Risk

It is the Company’s practice to place its cash equivalents in high quality money market securities with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal. During 2005 and 2004, the Company had sales to one customer that totaled an aggregate of 67% and 70% of gross revenues, respectively.

SOURCE ATLANTIC, INC

Notes to the Financial Statements

For the Three Months Ended March 31, 2005 and 2004

(Unaudited)

Software Development Costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of computer Software to be Sold, Leased, or Otherwise Marketed.” Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers. The Company has not capitalized any software development costs in the three months ended March 31, 2005 and 2004.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized on a straight-line basis over five years. Amortization of software development costs for the three months ended March 31, 2005 and 2004 was $15,538 and $39,176. At December 31, 2004, the Company evaluated the usefulness of its software and determined that the product the company developed and paid a third party for was not performing as designed, accordingly the Company wrote off the asset as impaired and recorded a loss on impairment of $304,543. (See Note D)

Issuance Costs

Issuance costs include amounts paid and the estimated value of warrants or options issued to placement agents or financial consultants to obtain equity financing. The Company allocates issuance costs for equity financing on the relative fair value of the individual elements at the time of issuance. Equity issuance costs are deducted from the proceeds of the related equity securities.

Earnings (Loss) Per Share

Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”, requires the presentation of basic and diluted earnings per share (“EPS”). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The equity securities are not reflected in diluted loss per share for the periods ended March 31, 2005 and 2004 because their effects would be anti-dilutive.

SOURCE ATLANTIC, INC

Notes to the Financial Statements

For the Three Months Ended March 31, 2005 and 2004

(Unaudited)

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company’s revenues are derived from providing consulting services to institutional clients and the licensing of proprietary software.

•	Consulting revenue is accounted for in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”. Consulting revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the service has been rendered and, there are no uncertainties surrounding the service provided and collection are reasonably assured.

•	Procurement consulting and equipment management services are services whereby Source assumes all or part of the procurement function for a customer and is paid a fixed fee which is recognized over the term of the arrangement.

•	Procurement services consisting of direct purchasing arrangements are recognized in accordance with EITF No. 99-19 “Reporting Gross Revenue as a Principal vs. Net as an Agent”. . The Company evaluates their procurement contracts using the indicators of EITF No. 99-19 to determine whether the Company is acting as a principal or an agent in the fulfillment of services to be rendered. The Company acts as principal under EITF 99-19 when we purchase the merchandise from the source we select; are at risk for the purchaser’s credit; and we ship the merchandise. We report the gross sales price as revenue and expense the cost of the merchandise and the shipping costs as cost of sales when equipment is shipped. When the Company acts as agent, the fee is recognized when procurement is made and service rendered.

•	Licensing of proprietary software consists of licensing of the Company’s Hourglass product. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2 “Software Revenue Recognition”, as amended by SOP 98-9 “Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions.” SOP 97-2 provides guidance on applying GAAP in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company’s software transactions generally include only one element, the commercial software under license. The Company recognizes revenue when the price is fixed and determinable, and there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when the license or title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company’s payment arrangements with its customers generally provide 30 to 90 day terms. However, in certain instances, up to 360 day terms may be provided if the client is in a new vertical into which the Company wants to supply its software. The Company does not have any multi-element arrangements that would require it to establish vendor specific objective evidence (“VSOE”) for each element.

SOURCE ATLANTIC, INC

Notes to the Financial Statements

For the Three Months Ended March 31, 2005 and 2004

(Unaudited)

NOTE C - PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at March 31, 2005:

2005
Equipment	92,517
Less: accumulated Depreciation	(75,866)

16,651

The depreciation expense for the period ended March 31, 2005 and 2004 was $5,598 and $4,375 respectively.

NOTE D – DEFERRED SALARIES

Certain officers and other employees have deferred approximately $62,400 of salary and related payroll tax in 2005. We cannot assume that these individuals will be willing or able to continue deferment in the future advanced funds to the Company as loans to fund immediate working capital requirements.

NOTE E – NOTES PAYABLE TO SHAREHOLDERS

The Company has unsecured notes payable to two directors. Neither director loaned the Company any additional funds during the three months ended March 31, 2005. One director’s loan is a 10% interest bearing note which matures on November 19, 2006. The principal amount due as of December 31, 2004 was $150,000. The other director loan is an 8% interest bearing note which matures on July 19, 2006. The principal amount due as of December 31, 2004 was $196,667. These notes accrued approximately $4,300 in interest expense for the period ended March 31, 2005.

The Company has an unsecured note payable to our executive officer which is a 7% interest bearing note which matures in conjunction with deferred salaries. The principal amount due at March 31, 2005 was $395,000. Approximately $6,900 in interest expense was accrued for the period ended March 31, 2005.

The Company has an unsecured note payable to an officer which is a 7% interest bearing note which matures in conjunction with deferred salaries. The principal amount due at March 31, 2005 was $136,333. Approximately $2,400 in interest expense was accrued for the period ended March 31, 2005.

SOURCE ATLANTIC, INC

Notes to the Financial Statements

For the Three Months Ended March 31, 2005 and 2004

(Unaudited)

NOTE F - RELATED PARTY TRANSACTIONS

On November 1, 2004, the Company entered into a one year sub-lease agreement with an entity owned by a director. Under the terms of the agreement, the Company will pay $1,000 a month in rent for a term of no less than one year with the option to continue on a month-to month basis thereafter.

NOTE G - STOCKHOLDERS’ EQUITY

Preferred Stock:

On December 8, 2004, the Company issued 1,200,000 shares of common stock for the conversion of all, 700,000 outstanding Series A Convertible Preferred Stock. Series A Convertible Preferred Stock holders exercised their warrants on the date of conversion and were issued 261,200 shares of common stock valued $326.50.

Common Stock:

As discussed in Note A, the Company completed a 4 for 5 reverse stock split. All shares and amounts presented in this report give retroactive affect to this reverse stock split.

In February 2005, the Company issued 19,959 shares of common stock valued at $0.90 per share for cash consideration of $17,963.

In February 2005, the company issued 27,778 shares of common stock valued at $25,000 for consulting services provided.

Equity Incentive Plan:

In 2002, the Company has adopted the “2002 Equity Incentive Plan”. Under this plan, stock options may be granted at the discretion of management to Employees, Directors and Consultants of the Company. Such options vest at 25% on the first anniversary of the Vesting Commencement Date and 75% vest monthly at a rate of 1/36th of the shares vest monthly thereafter over the following 3 years. Options generally are granted at fair market value at the date of grant, are exercisable upon vesting and expire 10 years after the date of grant. The plan permits the issuance of either incentive stock options or non-qualified stock options. Under this plan the Company has reserved 3,000,000 shares of common stock. At March 31, 2005 there were no options granted or outstanding.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors

Source Atlantic, Inc.

We have audited the accompanying balance sheets of Source Atlantic, Inc. (a Delaware corporation) as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Source Atlantic, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

JEWETT, SCHWARTZ & ASSOCIATES

Hollywood, Florida

May 15, 2005

SOURCE ATLANTIC, INC.

CONDENSED BALANCE SHEETS

December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$1,389
Accounts receivable, net	125,657
Prepaid assets	8,552

Total Current Assets	135,598
Property and Equipment, net of accum. deprec. of 70,267	22,249
Software Development Costs, net of amort. of 188,302	184,601

TOTAL ASSETS	$342,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$426,025
Line of credit	—
Deferred salaries	151,014

Total Current Liabilities	577,039
Notes Payable to Shareholders	951,245
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - ($.001 par value; 5,000,000 shares authorized, no shares outstanding) See Note F	—
Common stock - ($0.001 par value; 10,000,000 shares authorized; 4,545,500 shares issued and outstanding) See Note F	4,546
Additional paid in capital	1,791,915
Accumulated deficit	(2,982,297)

Total Stockholders’ Equity (Deficit)	(1,185,836)

Total LIABILITIES AND STOCKHOLDERS’ EQUITY	$342,448

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

STATEMENTS OF OPERATIONS

	December 31
	2004	2003
REVENUES:
Consulting	$348,166	$638,813
Procurement	658,500	564,000
Licensing fees	7,662	119,338

	1,014,328	1,322,151
EXPENSES:
Payroll and benefits	1,778,275	582,939
General and administrative	664,046	210,454
Outside services	212,423	294,694
Rent	53,362	57,716
Depreciation and amortization	173,162	173,500
Bad debt expense	—	15,879
Sales and marketing	8,765	8,008
Impairment software development costs	304,543	—

TOTAL EXPENSES	3,194,576	1,343,190

OPERATING LOSS	(2,180,248)	(21,039)
Interest Expense	(73.550)	(16,665)
Other income/(expense)	(75,000)	(1,500)

TOTAL OTHER EXPENSE	(148,550)	(18,165)

NET LOSS	$(2,328,798)	$(39,204)

Loss per common share – basic and diluted	$(1.31)	$(0.02)
Weighted average common shares outstanding – basic and diluted	1,782,705	1,653,333

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at January 1, 2002	700,000	$700	1,653,333	$1,653	$873,647	$(614,295)	$261,705
Net loss	—	—	—	—	—	(39,204)	(39,204)

Balance at December 31, 2003	700,000	700	1,653,333	1,653	873,647	(653,499)	222,501

Common stock issued, net			175,815	176	160,641		160,817
Common stock issued legal settlement			20,000	20	74,980		75,000
Common stock for services			235,500	236	211,029		211,265
Common Stock for Past Services			480,052	480	269,548		270,028
Preferred Stock Conversion	(700,000)	(700)	1,200,000	1,200	(500)		—
Warrants exercised on Preferred Conversion			261,200	261	65		327
Common stock for director’s fees			300,000	300	168,450		168,750
Options exercised			219,600	220	34,055		34,275
Net loss						(2,328,798)	(2,328,798)

Balance at December 31, 2004	—	$—	4,545,500	$4,546	1,791,915	$(2,982,297)	$(1,185,836)

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003
Cash Flows From Operating Activities:
Net loss	(2,328,798)	(39,204)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	173,162	173,500
Provision for doubtful accounts		15,879
Common stock issued for services	684,316	—
Common stock issued for legal settlement	75,000	—
Warrants on conversion of preferred stock	326	—
Impairment of software development costs	304,543	—
Changes in Operating Assets and Liabilities:
Decrease (increase) in accounts receivable	(4,812)	203,079
Increase prepaid expense	(8,552)	—
Increase in accounts payable and accrued expenses	106,106	64,252
Increase in deferred salaries	620,892	—

Net cash provided by (used in) operating activities	(377,817)	417,506
Cash Flows from Investing Activities:
Software development costs	(20,000)	(309,489)
Purchase of furniture and equipment	(1,689)	—
Net cash used for investing activities	(21,689)	(309,489)
Cash Flows from Financing Activities:
Repayments of amounts due to related parties	(4,500)	(32,706)
Proceeds of notes payable to shareholders	246,000	(12,500)
Proceeds of stock issuance, net	160,818	—
Net repayments on lines of credit	(1,423)	(69,130)
Net cash provided by (used in) financing activities	400,895	(114,336)

Net Increase (Decrease) in Cash	1,389	(6,319)
Cash, Beginning of Year	—	6,319
Cash, End of Year	1,389	—

Supplemental Disclosures:
Cash paid for interest	3,465	14,477

The accompanying notes are an integral part of these financial statements.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE A – DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Source Atlantic, Inc., (a Delaware Corporation) (hereinafter referred to as the (“Company” or “Source”) was incorporated in 2001 for the purpose of providing consulting services to hospitals focused on the procurement of capital equipment. Such services are provided through the use and licensing of proprietary software, as well as, providing logistics, planning and coordinating services. The Company’s customers are located in various parts of the United States with a primary concentration in the New England area.

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and amounts due from banks with original maturities of three months or less.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Notes payable approximate fair value.

Accounts Receivable

The Company performs ongoing credit evaluations of customers, and generally does not require collateral. Allowances are maintained for potential credit losses and returns and such losses have been within management’s expectations.

Credit Risk

It is the Company’s practice to place its cash equivalents in high quality money market securities with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal. During 2004 and 2003, the Company had sales to two customers that totaled an aggregate of 67% and 70% of gross revenues, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Software Development Costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of computer Software to be Sold, Leased, or Otherwise Marketed.” Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers. In 2004 and 2003 the Company capitalized approximately $20,000 and $309,000 respectively, which primarily includes personnel and consulting costs.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized on a straight-line basis over five years. Amortization of software development costs in 2004 and 2003 was $158,370 and $150,000. At December 31, 2004, the Company evaluated the usefulness of its software and determined that the product the company developed and paid a third party for was not performing as designed, accordingly the Company wrote off the asset as impaired and recorded a loss on impairment of $304,543. (See Note D)

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight line method over estimated useful lives of three to seven years. Maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized.

Reverse Stock Split

On December 13, 2004, the Company effectuated a 4-for-5 reverse stock split. All shares and amounts presented in this report give retroactive affect to this reverse stock split.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Since its inception, the Company has incurred net operating losses. Accordingly, no provision has been made for income taxes.

Stock-based Compensation

The Company accounts for compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. Under APB 25, compensation expense of fixed stock options is based on the difference, if any, on the date of the grant between the deemed fair value of the Company’s stock and the exercise price of the option. Compensation expense is recognized on the date of grant or on the straight-line basis over the option-vesting period. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Pro forma information regarding the results of operations is determined as if the Company had accounted for its employee stock options using the fair-value method. The fair value of each option grant is estimated on the date of grant using the Black-Scholes method. Pro forma disclosures have been included in Note K.

Issuance Costs

Issuance costs include amounts paid and the estimated value of warrants or options issued to placement agents or financial consultants to obtain equity financing. The Company allocates issuance costs for equity financing on the relative fair value of the individual elements at the time of issuance. Equity issuance costs are deducted from the proceeds of the related equity securities.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company’s revenues are derived from providing consulting services to institutional clients, Service revenue and the licensing of proprietary software.

•	Consulting services consist of time and material contracts provided to institutional clients. Consulting revenue is accounted for in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”. Consulting revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the service has been rendered and, there are no uncertainties surrounding the service provided and collection are reasonably assured.

•	Procurement consulting and equipment management services are services whereby Source assumes all or part of the procurement function for a customer and is paid a fixed fee which is recognized over the term of the arrangement.

•	Procurement services consisting of direct purchasing arrangements are recognized in accordance with EITF No. 99-19 “Reporting Gross Revenue as a Principal vs. Net as an Agent”. . The Company evaluates their procurement contracts using the indicators of EITF No. 99-19 to determine whether the Company is acting as a principal or an agent in the fulfillment of services to be rendered. The Company acts as principal under EITF 99-19 when we purchase the merchandise from the source we select; are at risk for the purchaser’s credit; and we ship the merchandise. We report the gross sales price as revenue and expense the cost of the merchandise and the shipping costs as cost of sales.

•	Licensing of proprietary software consists of licensing of the Company’s Hourglass product. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2 “Software Revenue Recognition”, as amended by SOP 98-9 “Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions.” SOP 97-2 provides guidance on applying GAAP in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company’s software transactions generally include only one element, the commercial software under license. The Company recognizes revenue when the price is fixed and determinable, and there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when the license or title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company’s payment arrangements with its customers generally provide 30 to 90 day terms. However, in certain instances, up to 360 day terms may be provided if the client is in a new vertical into which the Company wants to supply its software. The Company does not have any multi-element arrangements that would require it to establish vendor specific objective evidence (“VSOE”) for each element.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”, requires the presentation of basic and diluted earnings per share (“EPS”). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The equity securities are not reflected in diluted loss per share for the years ended December 31, 2003 and 2004 because their effects would be anti-dilutive.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was approximately $400 and $8,000, for the years ended December 31, 2004 and 2003, respectively

Research and Development Costs

Generally accepted accounting principles state that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred. SFAS No. 2 “Accounting for Research and Development Costs” requires that certain costs be charged to current operations including, but not limited to: salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes; testing and modifying product and service capabilities and design; and, other similar costs. The Company had $0.00 and $89,000 of research and development costs for the years ended December 31, 2004 and 2003, respectively.

Earnings (Loss) Per Share

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.

Recent Accounting Pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the EITF of the FASB reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting. As of December 31, 2004, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE B - SELECTED SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements – (continued)

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” (“EITF 04-08”), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated. EITF 04-08 did not impact earnings per share in 2004.

Inventory Pricing

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, “Inventory Costs.” The new statement amends Accounting Research Bulletin (“APB”) No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after June 15, 2005. Based on the number of shares and awards outstanding as of December 31, 2004 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

NOTE C - LIQUIDITY AND PROFITABILITY CONSIDERATIONS

During the years ended December 31, 2004 and 2003, the Company experienced certain cash flow problems and has, from time to time, experienced difficulties meeting obligations as they became due. In addition, as reflected in the accompanying financial statements, the Company incurred net losses of $2,328,798 and $39,204 in 2004 and 2003, respectively. The Company has a history of operating losses until the first quarter of 2005 and has an accumulated deficit of $2,982,297 at December 31, 2004.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE C - LIQUIDITY AND PROFITABILITY CONSIDERATIONS (continued)

Historically we’ve satisfied our cash requirements through revenues, short term financings, issuance of common stock for cash and deferred salaries. For the year ended December 31, 2004, the Company incurred an operating loss of $2,180,248 of which included costs which relate to stock issuance expense in the amount of approximately $694,000 and costs associated with terminated merger agreement of approximately $169,000. These expenses were one time non-recurring expenses and the Company has taken initiatives to improve profitability as indicated below.

Management began an intensive review of its revenue and expenses during the last quarter of 2004. As a part of this on-going review management has taken initiatives to increase revenues and conserve liquidity by scrutinizing all expenditures and reducing or eliminating whenever possible. Management’s plans regarding these matters, with the objective of improving liquidity and becoming profitable, encompass the following:

•	Increasing products to be more flexible in meeting the needs of a more diverse customer base, specifically direct purchasing arrangements;

•	Developing relationships with clients internationally;

•	Settling outstanding obligations at a discount with software vendor;

•	Continued review of all expenditures in order to minimize costs;

•	Raising additional equity capital as necessary.

Management believes that the actions presently being taken by the Company provide the opportunity for the Company to improve liquidity and profitability. However, there are no assurances that management’s plans will be achieved.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE D - PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at December 31, 2004:

	Useful Lives	2004
Equipment	3-7 years	$92,516
Less Accumulated Depreciation		(70,267)

Property and equipment, net		$22,249

The depreciation expense for the years ended December 31, 2004 and 2003 was $14,793 and $17,000, respectively.

NOTE E – DEFERRED SALARIES

Certain of our officers have deferred approximately $570,000 of salary and related payroll tax in 2004. At December 31, 2004, deferred salaries for two of our officers were reclassified to notes payable. We cannot assume that these individuals will be willing or able to continue deferment in the future. These deferred salaries and related payroll tax are non-interest bearing and are to be repaid as funds become available.

NOTE F – NOTES PAYABLE TO SHAREHOLDERS

The Company has unsecured notes payable to two directors. One director’s loan is a 10% interest bearing note which matures on November 19, 2006. The principal amount due as of December 31, 2004 and December 31, 2003 was $150,000 and $100,000, respectively. The other director loan is an 8% interest bearing note which matures on July 19, 2006. The principal amount due as of December 31, 2004 and December 31, 2003 was $196,667 and $141,667, respectively. These notes accrued approximately $21,600 in interest expense for the year ended December 31, 2004.

Our executive officer advanced funds to the Company as non-interest bearing loans to fund immediate working capital requirements. During 2004 this loan was combined with deferred salaries into a 7% interest loan which principal balance as of December 31, 2004 was $395,000. This note is payable in three yearly equal installments beginning fourth quarter 2005 and ending fourth quarter 2007.

An officer deferred salaries and advanced the Company funds as a non-interest bearing loan to fund immediate working capital requirements. During 2004 these amounts were combined into a 7% loan which principal balance at December 31, 2004 was $136,333. This note is payable in three yearly equal installments beginning fourth quarter 2005 and ending fourth quarter 2007.

Two shareholders have advanced the Company $10,167; these loans are 7% interest bearing loans which are subject to repayment on December 31, 2007. At December 31, 2004, the principal balance was $6,167.

Interest expense accrued on notes payable to shareholders for the year ended December 31, 2004 was approximately $67,100.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE G - INCOME TAXES

The financial statements reflect a benefit of approximately $1,100,000 as of December 31, 2004 arising from net operating loss carry forwards that expire between the years 2022 and 2024. A valuation allowance of the same amount has been established, since the Company does not have the revenue history to support the future recognition of the deferred tax asset as well as potential limitations on net operating losses further described below.

No provision for income taxes has been recognized in 2004 and 2003, because a valuation allowance of $955,000 and $160,000, offsetting the related benefit, was recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

NOTE H – COMMITMENTS AND CONTINGENCIES

The Company leases it corporate office space under a non-cancelable operating lease. The lease term, expires in April 2006 and includes payments for common area maintenance, real estate and sales taxes. The lease is personally guaranteed by the Company’s president.

The Company entered into a one year sub-lease agreement for office space in San Diego, CA. The lease has a one year term after which it may be continued month to month. See Note J

The minimum lease commitment, for the non-cancelable operating lease, for the subsequent years are summarized as follows:

2005	70,000
2006	20,000

$90,000

The Company has incurred approximately $54,000 and $58,000 of rent expense under this lease through December 31, 2004 and 2003, respectively.

NOTE I – MATERIAL CONTRACTS AND AGREEMENTS

The Company has an agreement with an application service provider that provides various application and hosting services to the Company in connection with the Company’s proprietary software. The agreement expires in May of 2006 subject to both the option to renew by both parties as well as early termination provisions. For the year December 31, 2004 the Company paid fees to the service provider consisting of software development in the amount of approximately $20,000. For the year ended December 31, 2004 the Company paid fees to the service provider consisting of software maintenance in the amount of $98,000. The Company accounts for software development costs in accordance with SFAS No. 86, as disclosed in Note B. At December 31, 2004, the Company is in dispute of the contract with the application service provider, which the Company believes will be successful in reducing or eliminating the maintenance cost substantially.

NOTE J – PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan covering all employees meeting certain minimum length of service and age requirements. No contributions have been made to this plan during 2004 and 2003, respectively.

NOTE K – RELATED PARY

On November 1, 2004, the Company entered into a one year sub-lease agreement with an entity owned by a director. Under the terms of the agreement, the Company will pay $1,000 a month in rent for a term of no less than one year with the option to continue on a month-to month basis thereafter.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE L - STOCKHOLDERS’ EQUITY

Preferred Stock:

On December 8, 2004, the Company issued 1,200,000 shares of common stock for the conversion of all, 700,000 outstanding Series A Convertible Preferred Stock. Series A Convertible Preferred Stock holders exercised their warrants on the date of conversion and were issued 261,200 shares of common stock valued $326.50.

Common Stock:

As discussed in Note A, the Company completed a 4 for 5 reverse stock split. All shares and amounts presented in this report give retroactive affect to this reverse stock split.

On October 1, 2004, the company issued 20,000 shares of common stock valued at $3.75 per share or $75,000 pursuant to a settlement agreement with a former consultant to the Company.

During November and December 2004, the company issued 175,815 shares of common stock for gross proceeds of $160,817 in private placements of equity to a limited number of accredited investors.

During December 2004, the company issued 480,052 shares of common stock valued at $270,029 to certain executives and employees for past services

During December 2004, the company issued 235,500 shares of common stock valued at $ 211,264 for consulting and temporary services provided.

On December 5, 2004, the Company issued 219,600 shares of common stock valued at $34,275 to employees of the company pursuant to the equity incentive plan.

On December 10, 2004, the Company issued 300,000 shares of common stock valued at $168,750 to the three directors of Company in consideration of past services rendered.

Equity Incentive Plan:

In 2002, the Company has adopted the “2002 Equity Incentive Plan”. Under this plan, stock options may be granted at the discretion of management to Employees, Directors and Consultants of the Company. Such options vest at 25% on the first anniversary of the Vesting Commencement Date and 75% vest monthly at a rate of 1/36th of the shares vest monthly thereafter over the following 3 years. Options generally are granted at fair market value at the date of grant, are exercisable upon vesting and expire 10 years after the date of grant. The plan permits the issuance of either incentive stock options or non-qualified stock options. Under this plan the Company has reserved 3,000,000 shares of common stock.

During the year ended December 31, 2004, there were no stock options granted.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE L - STOCKHOLDERS’ EQUITY -continued

Equity Incentive Plan: - continued

The Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation” and, pursuant to its provisions, elected to continue using the intrinsic-value method of accounting for stock-based awards granted to employees in accordance with Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees.” Accordingly, no compensation cost was recognized for these stock options in the consolidated financial statements. Had the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2004 and 2003:

	2004	2003
Net loss:
As reported	$(2,328,798)	$(39,204)
Pro forma	$(2,328,798)	$(41,467)
Basic and diluted loss per common share:
As reported	$(1.31)	$(0.02)
Pro forma	$(1.31)	$(0.03)

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model. For the years ended December 31, 2003 and 2004 there were no stock options granted to non-employees.

SOURCE ATLANTIC, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2004 and 2003

NOTE L - STOCKHOLDERS’ EQUITY -continued

Equity Incentive Plan: - continued

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2004 and 2003: risk-free interest rate of 4.5% and 4.5%; dividend yields of 0% and 0%; no volatility factor was used based on the minimum value model for non-publicly traded companies and a weighted average expected life of the option of 4 and 4 years, respectively.

Stock option activity during the years ended December 31, 2003 and 2002 was as follows:

Number of Shares
Balance at December 31, 2002	237,600
Granted	—
Forfeited	—

Balance at December 31, 2003	237,600
Granted	15,600
Exercised	(219,600)
Forfeited and Expired	(33,600)

Balance at December 31, 2004	—

NOTE M – SUBSEQUENT EVENTS

On February 10, 2005, the Company issued 54,499 shares of common stock valued at $0.90 per share for cash consideration of $49,049.

SOURCE ATLANTIC, INC.

567,675 Selling Security Holder Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL                , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons’ conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$60
Legal fees and expenses (1)	$25,000
Accounting fees and expenses (1)	$20,000
Miscellaneous and Printing fees(1)	$4,940

Total (1)	$50,000

(1)	Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

On October 1, 2004, we issued 25,000 shares of our restricted common stock to Steve Sperrazza pursuant to a settlement agreement. The issuance was valued at $3.00 per share or $75,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sperrazza was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sperrazza had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2004, we issued 7,000 shares and 4,000 shares of our restricted common stock both to Lorraine Meisner for cash consideration of $6,300.00 and $3,600, respectively. The issuances were valued at $.90 per share or $9,900 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Meisner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Meisner had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2004, we issued 15,000 shares of our restricted common stock to Jerry Braegelmann for cash consideration of $13,500. The issuance was valued at $.90 per share or $13,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Braegelmann was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Braegelmann had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 1, 2004, we issued 19,500 shares of our restricted common stock to Richard Propper for consulting services rendered to the company. The issuance was valued at $.45 per share or $8,775. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 5, 2004, we issued 75,000 shares of our restricted common stock to Chris Sanborn pursuant to the company’s equity incentive plan. The issuance was valued at $.10 per share or $7,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sanborn was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sanborn had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 5, 2004, we issued 50,000 shares of our restricted common stock to Jed Luby pursuant to the company’s equity incentive plan. The issuance was valued at $.10 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Luby was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Luby had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 5, 2004, we issued 50,000 shares of our restricted common stock to Phil Paradis for pursuant to the company’s equity incentive plan. The issuance was valued at $.10 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Paradis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Paradis had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 5, 2004, we issued 5,000 shares of our restricted common stock to Pat Arnold pursuant to the company’s equity incentive plan. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Arnold was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Arnold had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 5, 2004, we issued 75,000 shares of our restricted common stock to Charlie Smith pursuant to the company’s equity incentive plan. The issuance was valued at $.10 per share or $7,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Smith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Smith had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 243,750 shares of our restricted common stock to Redwood Consultants for consulting services rendered to us. The issuance was valued at $.72 per share or $220,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Redwood Consultants was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Redwood Consultants had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 306,250 shares of our restricted common stock to Airtex Business Consultants for consulting services rendered to us. The issuance was valued at $.72 per share or $225,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Airtex Business Consultants was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Airtex Business Consultants had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. The Agreement with Airtex Business Consultants has been subsequently terminated by the parties and these shares have been cancelled.

On December 8, 2004, we issued 187,269 shares of our restricted common stock to Parentech, Inc. for cash consideration of $149,815. The issuance was valued at $.80 per share or $149,815. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Parentech, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Parentech, Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 42,858 shares of our restricted common stock to George Kaufman for conversion of 25,000 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $42,858 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kaufman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kaufman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 21,429 shares of our restricted common stock to James Striker for conversion of 12,500 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $21,429 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Striker was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Striker had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 21,429 shares of our restricted common stock to Jordan Podell for conversion of 12,500 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $21,429 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Podell was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Podell had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 300,003 shares of our restricted common stock to Jonas Grossman for conversion of 175,000 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $300,003 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Grossman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Grossman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 342,860 shares of our restricted common stock to Richard Propper for conversion of 200,000 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $342,860 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 42,858 shares of our restricted common stock to Steven Urbach for conversion of 25,000 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $42,858 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Urbach was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Urbach had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 21,429 shares of our restricted common stock to Jason Rivas for conversion of 12,500 shares of our Series A Preferred Stock. The issuance was valued at $1.00 per share based on the conversion price of each Series A Preferred Stock or $21,429 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rivas was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rivas had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 707,137 shares of our restricted common stock to Kerry Propper for conversion of 412,500 shares of our Series A Preferred Stock. The issuance was valued at $1.714 per share based on the conversion price of each Series A Preferred Stock or $707,137 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 209,375 shares of our restricted common stock to Kerry Propper for conversion of the company’s warrants. The issuance was valued at $.001 per share based on the warrant exercise price or $209.38. The issuance was valued at $.001 per share or $209.38 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 68,750 shares of our restricted common stock to Richard Propper for conversion of the company’s warrants. The issuance was valued at $.001 per share based on the warrant exercise price or $68.75. The issuance was valued at $.001 per share or $68.75 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 35,875 shares of our restricted common stock to Jonas Grossman for conversion of the company’s warrants. The issuance was valued at $.001 per share based on the warrant exercise price or $35.88. The issuance was valued at $.001 per share or $35.88 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Grossman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Grossman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2004, we issued 12,500 shares of our restricted common stock to Brian Dowling for conversion of the company’s warrants. The issuance was valued at $.001 per share based on the warrant exercise price or $12.50. The issuance was valued at $.001 per share or $12.50 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Dowling was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Dowling had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 405,065 shares of our restricted common stock to William B. McGowan, Jr. in consideration for past due services rendered to the company as an officer (280,065) and director (125,000). The issuance was valued at $.45 per share or $182,279. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. McGowan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. McGowan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 125,000 shares of our restricted common stock to Kerry Propper for services as a director of the company. The issuance was valued at $.45 per share or $56,250 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 125,000 shares of our restricted common stock to Richard Propper for services as a director of the company. The issuance was valued at $.45 per share or $56,250 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Propper was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Propper had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 187,500 shares of our restricted common stock to Chris Sanborn in consideration for past due services rendered to the company as an officer. The issuance was valued at $.45 per share or $84,375. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sanborn was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sanborn had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 43,750 shares of our restricted common stock to Jed Luby in consideration for past due services rendered to the company. The issuance was valued at $.45 per share or $19,688. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Luby was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Luby had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 43,750 shares of our restricted common stock to Phil Paradis in consideration for past due services rendered to the company. The issuance was valued at $.45 per share or $19,688. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Paradis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Paradis had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 1,250 shares of our restricted common stock to Pat Arnold in consideration for past due services rendered to the company. The issuance was valued at $.45 per share or $563. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Arnold was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Arnold had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 43,750 shares of our restricted common stock to Charlie Smith in consideration for past due services rendered to the company. The issuance was valued at $.45 per share or $19,688. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Smith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Smith had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 13, 2004, the company undertook a 4 for 5 reverse stock split.

On December 14, 2004, we issued 2,200 shares of our restricted common stock to Lorraine Meisner for based on anti-dilution provision in their promissory note. The issuance was valued at $.001 per share or $2.20 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Meisner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Meisner had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 10, 2004, we issued 3,000 shares of our restricted common stock to Jerry Braegelmann for based on anti-dilution provision in their promissory note. The issuance was valued at $.001 per share or $3.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Braegelmann was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Braegelmann had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 2,500 shares of our restricted common stock to Gary Smith for cash consideration of $2,250. The issuance was valued at $.90 per share or $2,250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Smith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Smith had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 1,000 shares of our restricted common stock to Vonlyn Audette for cash consideration of $900. The issuance was valued at $.90 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Audette was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Audette had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 1,000 shares of our restricted common stock to Shane Lynn for cash consideration of $900. The issuance was valued at $.90 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Lynn was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Lynn had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 2,777 shares of our restricted common stock to Troy Meier for cash consideration of $2,500. The issuance was valued at $.90 per share or $2,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Meier was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Meier had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 1,000 shares of our restricted common stock to Charles R. Smith III for cash consideration of $900. The issuance was valued at $.90 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Smith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Smith had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 500 shares of our restricted common stock to Katie Smith for cash consideration of $450. The issuance was valued at $.90 per share or $450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Smith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smith had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 500 shares of our restricted common stock to Ashley Kleckner for cash consideration of $450. The issuance was valued at $.90 per share or $450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Kleckner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kleckner had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 1,000 shares of our restricted common stock to Martin Kleckner III for cash consideration of $900. The issuance was valued at $.90 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kleckner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kleckner had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 500 shares of our restricted common stock to Martin Kleckner IV for cash consideration of $450. The issuance was valued at $.90 per share or $450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kleckner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kleckner had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 19, 2005, we issued 2,222 shares of our restricted common stock to Jessica Burke for cash consideration of $2,000. The issuance was valued at $.90 per share or $2,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Burke was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Burke had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 15, 2005, we issued 1,000 shares of our restricted common stock to E-Quip Consultants, LLC for cash consideration of $900. The issuance was valued at $.90 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. E-Quip Consultants, LLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, E-Quip Consultants, LLC had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 33,000 shares of our restricted common stock to LaCosta Group for consulting services rendered to us. The issuance was valued at $.90 per share or $29,700. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. LaCosta Group was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, LaCosta Group had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued 7,500 shares of our restricted common stock to Kramer Weisman, LLP for consulting services rendered to us. The issuance was valued at $.90 per share or 6,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kramer Weisman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a

“public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kramer Weisman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 22, 2005, we issued 300 shares of our restricted common stock to Arthur Dewinter for cash consideration of $270. The issuance was valued at $.90 per share or $270. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Dewinter was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Dewinter had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 14, 2005, we issued 300 shares of our restricted common stock to Michael Chermak for cash consideration of $270. The issuance was valued at $.90 per share or $270. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Chermak was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Chermak had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 17, 2005, we issued 2,500 shares of our restricted common stock to Greg Robbins for cash consideration of $2,250. The issuance was valued at $.90 per share or $2,250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Robbins was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Robbins had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 15, 2005, we issued 330 shares of our restricted common stock to Patrick Bond for cash consideration of $297. The issuance was valued at $.90 per share or $297. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Bond was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Bond had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 15, 2005, we issued 330 shares of our restricted common stock to Shane Nash for cash consideration of $297. The issuance was valued at $.90 per share or $297. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Nash was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Nash had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 15, 2005, we issued 2,200 shares of our restricted common stock to Ross Malmberg for cash consideration of $1,980. The issuance was valued at $.90 per share or $1,980. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Malmberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Malmberg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” For each of the above issuances, we did not advertise or engage in general solicitation. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

For all of the February 2005 issuances (except to the LaCosta Group and Kramer Weissman LLP, which issuances were issued for consulting services), we believe that these financings were exempt from registration under Regulation D of the Securities Act of 1933 (the “Securities Act”). However, an investor in such financings could take the position that these financings should be deemed to be integrated with this offering with the result that these financings would not have complied with Regulation D of the Securities Act. Such position might subject us to litigation with our attendant costs and risks. If it were determined that these financings should have been integrated with this offering, it would give rise, among other things, to the investors having a right of rescission and us having liability in connection with the February 2005 financings by being a possible violation of section 5 of the 1933 Securities Act.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Certificate of Incorporation (1)

3.2	By-Laws (1)

4.1	2002 Equity Incentive Plan (1)

5.1	Opinion and Consent of Anslow & Jaclin, LLP

10.1	eXalt Solutions, Inc. Agreement with us effective May 16, 2003 (1) – Agreement Terminated

10.2	NSK & Associates Agreement dated May 10, 2002 (2)

10.3	Data Processing Sciences Agreement effective March 1, 2004 (2)

10.4	ECRI Agreement effective August 6, 2001 (2)

10.5	Remarketer Agreement with Four Rivers Software Systems, Inc. dated November 9, 2001 (2)

10.6	Collaboration Agreement with Massachusetts General Physicians Organization, Inc. through its Radiology Consulting Group (“RCG”) effective December 15, 2003

10.7	Promissory Note – Richard Propper—$50,000 (2)

10.8	Promissory Note – Kerry Propper—$55,000 (2)

10.9	Consulting Agreement with E-Quip Consultants LLC effective July 8, 2004

10.10	Co-Marketing Agreement with EMTS, LLC dated June 8, 2004 (2)

10.11	William M. Backus Hospital Agreement (3)

10.12	Adams Associates International Agreement (3)

10.13	Dormitory Authority State of NewYork-Kings County Hospital Center Agreement

10.14	Fletcher Allen Health Care, Inc. Agreement

10.15	Brigham & Women’s Hospital, Inc. Agreement

10.16	Greenwich Hospital Agreement

23.1	Consent of Jewett, Schwartz & Associates, independent auditors

24.1	Power of Attorney (included on signature page of Registration Statement)

(1)	Submitted with the initial Form SB-2 Registration Statement filed on December 16, 2004 (SEC File No. 333-121306)

(2)	Submitted with Amendment No. 1 to Form SB-2 Registration Statement filed on February 11, 2005 (SEC File No. 333-121306)

(3)	Submitted with Amendment No. 2 to Form SB-2 Registration Statement filed on June 23, 2005 (SEC File No. 333-121306)

ITEM 28.	UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, State of Massachusetts, on the 12th day of August, 2005.

Source Atlantic, Inc.

By:	/s/ WILLIAM B. MCGOWAN, JR.
WILLIAM B. MCGOWAN, JR.
Chairman of the Board of Directors,
Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned directors and officers of Source Atlantic, Inc. hereby constitute and appoint William B. McGowan, Jr., with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ WILLIAM B. MCGOWAN, JR. WILLIAM B. MCGOWAN, JR.	Chairman of the Board of Directors, Chief Executive Officer and President	August 12, 2005

/S/ CHRIS SANBORN CHRIS SANBORN	Vice President-Operations, Principal Financial Officer and Principal Accounting Officer	August 12, 2005

/S/ DR. RICHARD PROPPER DR. RICHARD PROPPER	Director	August 12, 2005

/S/ KERRY PROPPER KERRY PROPPER	Director	August 12, 2005

Exhibit Index

Exhibit Number	Description

5.1	Opinion and Consent of Anslow & Jaclin, LLP

10.6	Collaboration Agreement with Massachusetts General Physicians Organization, Inc. through its Radiology Consulting Group (“RCG”) effective December 15, 2003

10.9	Consulting Agreement with E-Quip Consultants LLC effective July 8, 2004

10.13	Dormitory Authority State of NewYork-Kings County Hospital Center Agreement

10.14	Fletcher Allen Health Care, Inc. Agreement

10.15	Brigham & Women’s Hospital, Inc. Agreement

10.16	Greenwich Hospital Agreement

23.1	Consent of Jewett, Schwartz & Associates, independent auditors